UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARKO Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement – Subject to Completion, dated April 15, 2022

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

To the Stockholders of ARKO Corp.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) to be held on June 7, 2022, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2022.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares electronically at the Annual Meeting.

Thank you for your continued investment in ARKO.

Arie Kotler
Chairman, President and Chief Executive Officer

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) is to be held on June 7, 2022, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2022.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

1.	To vote to elect three (3) Class II directors to serve for three-year terms or until their respective successors are selected or qualified.

2.	To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.

3.	To vote on a proposal to amend our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors.

4.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2022 fiscal year.

5.	To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.

You may vote if you were a record owner of our common stock (NASDAQ: ARKO) at the close of business on April 14, 2022.

The Notice of Internet Availability of Proxy Materials (“Notice”), proxy statement and form of proxy are being distributed and made available on the Internet on or about April 27, 2022. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.

Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “INFORMATION ABOUT OUR ANNUAL MEETING” of this Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

By order of the Board of Directors,

MAURY BRICKS

General Counsel and Secretary

Richmond, Virginia

April 27, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on

June 7, 2022. The Company’s Proxy Statement and Annual Report, provided to Stockholders on or about April 27, 2022 are available at www.proxyvote.com.

*	To be voted on at the meeting

Preliminary Proxy Statement – Subject to Completion, dated April 15, 2022

ARKO CORP.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

PROXY STATEMENT

You are receiving this Proxy Statement because you owned shares of common stock, par value $0.0001 (“common stock”), of ARKO Corp., a Delaware corporation (the “Company”) as of April 14, 2022, which entitles you to vote those shares at our 2022 Annual Meeting of stockholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This Proxy Statement describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. ARKO Corp. is referred to in this document as ARKO, we, us, our and the Company.

The Notice of Internet Availability of Proxy Materials (the “Notice”), proxy statement and form of proxy are first being distributed to stockholders and made available to stockholders via the Internet on or about April 27, 2022. Stockholders should review the information contained in this Proxy Statement together with our 2021 Annual Report, which accompanies this Proxy Statement.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on June 7, 2022, at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders to be held solely as a live webcast over the Internet at www.virtualshareholdermeeting.com/ARKO2022. There will not be a physical location for the Annual Meeting.

Why are we holding a virtual Annual Meeting?

We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.

Who may attend the Annual Meeting?

Stockholders of record as of April 14, 2022, which we refer to as the record date, or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.

How can I attend and participate in the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 7, 2022. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting.

We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/ARKO2022. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A replay of the Annual Meeting will be available on our website at https://www.arkocorp.com after the meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.	To vote to elect three (3) Class II directors to serve for three-year terms or until their respective successors are selected or qualified.

2.	To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.

3.	To vote on a proposal to amend our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors.

4.	To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the 2022 fiscal year.

5.	To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.

How can I vote at the Annual Meeting?

You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/ARKO2022. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

Can I vote by telephone or Internet?

For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Continental Stock Transfer & Trust Company will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Continental Stock Transfer & Trust Company you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Who may vote?

The Board set April 14, 2022 as the record date for the Annual Meeting. Holders of ARKO Corp. common stock at the close of business on the record date are entitled to vote their shares at the Annual Meeting, and any postponements or adjournments of the Annual Meeting.

There were [●] shares of our common stock issued and outstanding as of the record date, all of which are entitled to be voted at the Annual Meeting. As described below, approximately 8.35 million shares of common stock convertible from 1.0 million shares of our Series A Preferred Stock, which are currently non-voting shares, may be entitled to vote at the Annual Meeting if the holders of our Series A Preferred Stock elect to “activate” their voting rights. See “—What are the voting rights of ARKO stockholders?”

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our 2021 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 14, 2022, which is the record date for the Annual Meeting.

How can I access the proxy materials over the Internet?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this proxy statement and the 2021 Annual Report are available at www.proxyvote.com.

How can I sign up for the electronic proxy delivery service?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What are the voting rights of ARKO stockholders?

Holders of our common stock are entitled to one (1) vote per share on each matter that is submitted to stockholders for approval.

We currently have outstanding 1.0 million shares of our Series A Preferred Stock, which are convertible into approximately 8.35 million shares of common stock. Holders of our Series A Preferred Stock are entitled to receive notice of any meeting of our stockholders to the same extent as holders of our common stock; however, shares of our Series A Preferred Stock are currently non-voting shares. Holders of a majority of our issued and outstanding shares of Series A Preferred Stock may elect, on behalf of all holders of Series A Preferred Stock, to “activate” the voting rights of such shares, in which case such shares would vote together as a single class with our common stock on each matter presented to a vote of holders of our common stock, except that each share of Series A Preferred Stock would be entitled to approximately 8.35 votes per share (i.e., equal to the number of shares of common stock into which such share may be converted). We presently have no notice of any intent of the holders of our Series A Preferred Stock to activate the voting rights of such shares.

How do I revoke my proxy and change my vote?

You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at ARKO Corp., Attention: Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone. Attendance at the virtual meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

What are the voting recommendations of the Board?

The Board recommends that you vote:

•	FOR the election of each of the director nominees named in this Proxy Statement;

•	FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;

•	FOR approval of the amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors; and

•	FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2022 fiscal year.

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions. Unless otherwise specified in the proxy, shares of our stock represented by proxies will be voted:

•	FOR the election of each of the director nominees named in this Proxy Statement;

•	FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;

•	FOR approval of the amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors;

•	FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2022 fiscal year; and

•

In accordance with the recommendation of our Board of Directors “FOR” or “AGAINST” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company as of the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless the Board, after adjournment, fixes a new record date for the Annual Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-976-0738 (domestic) or 303-562-9301 (international) for assistance.

How many votes are needed for the proposals to pass?

Election of Directors

Under our Bylaws, if a quorum is present, the Class II Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

Stockholders entitled to vote may vote in favor of all of the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.

Approval of a Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers

If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

Approval of amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors

If a quorum is present, approval requires that a majority of the voting power of all of our outstanding common stock vote “FOR” approval.

Ratification of Grant Thornton as our Independent Registered Public Accounting Firm

If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

What is the effect of abstentions?

Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal, other than Proposal No. 3 (Amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors). Although an abstention on Proposal No. 3 will not be counted as a vote cast, it will have the practical effect of a vote against Proposal No. 3 because approval of Proposal No. 3 requires the approval of majority of the voting power of all of our outstanding common stock.

What are “broker non-votes” and what effect do they have on the proposals?

Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal.

Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote other than Proposal No. 3 (Amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors). Although a broker non-vote will not be counted as a vote cast, it will have the practical effect of a vote against Proposal No. 3 because approval of Proposal No. 3 requires the approval of majority of the voting power of all of our outstanding common stock.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify Grant Thornton as our independent public accounting firm for the 2022 fiscal year. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1, 2 and 3 described in this Proxy Statement.

If you hold your shares in street name, it is critical that you provide your broker, bank, or other nominee with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1), with respect to the non-binding advisory resolutions (Proposal No. 2), and with respect to the amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors (Proposal No. 3) described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then it will not be voted for the election of directors or with respect to the non-binding advisory resolution.

If any other routine matters are properly brought before the Annual Meeting in addition to Proposal 4, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

What is “householding” and how does it work?

The U.S. Securities and Exchange Commission (the “SEC”) rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one (1) copy of our annual report and this Proxy Statement or the Notice addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholder may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at ARKO Corp., Attention: Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Upon written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement and 2021 Annual Report or Notice was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Attention: Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2023 Annual Meeting must be received no later than December 28, 2022 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2023 Annual Meeting between February 7, 2023 and March 9, 2023. If we change the date of our 2023 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not prior to the 120th, nor later than the ninetieth day, prior to our 2023 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2023 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.

If a stockholder notifies us of an intent to present a proposal at the 2023 Annual Meeting at any time after March 9, 2023 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Who tabulates the votes?

Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

DIRECTORS & EXECUTIVE OFFICERS

Directors & Executive Officers

Our amended and restated certificate of incorporation (the “amended and restated certificate of incorporation”) currently provide that our Board shall consist of no fewer than three (3) directors, with at least one director in each of Class I, Class II and Class III. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. The Board is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: Class I directors whose terms expire in 2024; Class II directors whose terms expire in 2022; and Class III directors whose terms expire in 2023. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Three (3) directors are being elected to Class II at the Annual Meeting for a three-year term expiring in the year 2025. If Proposal No. 3 is approved by our stockholders at the Annual Meeting, our Board will declassify progressively over the next three years with the effect that all of our directors will be required to stand for election annually. Please see Proposal No. 3, beginning on page 44 of this Proxy Statement.

The names of our directors, executive officers and director nominees and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.

Name	Age	Position
Arie Kotler	47	President and Chief Executive Officer and Chairman of the Board
Donald Bassell	63	Chief Financial Officer
Maury Bricks	47	General Counsel and Secretary
Eyal Nuchamovitz	48	Executive Vice President – Business Development and M&A
Michael J. Gade	70	Director
Andrew R. Heyer	64	Director
Steven J. Heyer	69	Director

Director Nominees (1)
Sherman K. Edmiston III	59	Director
Starlette B. Johnson	57	Director
Morris Willner	75	Director

(1)	Each nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Arie Kotler has served as the Chairman and Chief Executive Officer of ARKO Corp. since the closing of our business combination on December 22, 2020 (the “Business Combination”) in which GPM Investments, LLC (“GPM”) became our wholly owned subsidiary, and as President since January 15, 2021. Mr. Kotler also serves as Chief Executive Officer and President of GPM, a role he has held since September 2011 and April 2015, respectively. From November 2005 through December 2020, Mr. Kotler served as Chairman and Chief Executive Officer of Arko Holdings, Ltd. (“Arko Holdings”), which was a publicly traded company on the Tel Aviv Stock Exchange and GPM’s controlling owner until the closing of the Business Combination. After forming GPM and initiating and managing the acquisition of fas mart and shore stop in 2003, Mr. Kotler served as the Chairman of GPM through November 2005. From 2011 to 2014, he served as a director and, from 2012 to 2014, he served as Chairman of Malrag 2011 Engineering and Construction Ltd., a publicly traded company on the Tel Aviv Stock Exchange. Since 2011, Mr. Kotler has served as Chairman of Ligad Investments & Building Ltd., a corporation which was publicly traded on the Tel Aviv Stock Exchange until it was taken private in January 2013. With over 15 years of experience with Israeli public companies, Mr. Kotler has been involved in various real estate transactions in different phases of development totaling over $1 billion. Through his in-depth knowledge of our business, along with his industry and public company experience, Mr. Kotler is instrumental in setting strategic direction and developing and executing financial and operating strategies.

Donald Bassell serves as our Chief Financial Officer, a position he has held since the closing of the Business Combination. Mr. Bassell has served as Chief Financial Officer of GPM since April 2014 and previously served as its Chief Financial Officer from January 2004 through December 2010. From December 2010 to February 2014, Mr. Bassell served as Chief Financial Officer of Mid-Atlantic Convenience Stores, LLC. Before joining GPM in January 2004, Mr. Bassell served in a wide variety of financial, treasury and MIS roles with major oil companies, other distributors and service providers. Mr. Bassell has over 35 years of experience in petroleum, convenience store, refining and retail fuel distribution businesses. He graduated with a Bachelor of Arts in Accounting from Duke University, magna cum laude, and is a licensed Certified Public Accountant.

Maury Bricks serves as our General Counsel and Secretary, a position he has held since the closing of the Business Combination. Mr. Bricks has served as General Counsel and Secretary of GPM since January 2013. Prior to joining GPM, from 2005 to 2013, Mr. Bricks was an attorney with Greenberg Traurig, LLP, an international law firm. Before joining Greenberg Traurig, LLP, Mr. Bricks worked in finance for the pipeline and retail natural gas divisions of Shell Oil Company. Mr. Bricks graduated from the University of Texas with both a Bachelor of Business Administration in Finance and a Bachelor of Arts in the Plan II Honors Program, from the London School of Economics and Political Science, with distinction, with a Masters in Accounting and Finance; and from the University of Michigan, magna cum laude, with a Juris Doctorate. Mr. Bricks holds the Chartered Financial Analyst® designation.

Eyal Nuchamovitz serves as our Executive Vice President of Business Development and M&A, a position he has held since January 2022. Mr. Nuchamovitz has served as Executive Vice President and a member of the board of managers of GPM since January 2012 and July 2012, respectively. Previously, Mr. Nuchamovitz served as Chief Executive Officer of Arkos USA LLC, a former affiliate of Arko Holdings, from May 2010 to August 2014. He served as Executive Vice President and Chief Financial Officer of Tarragon Corporation from November 2008 to April 2010. Mr. Nuchamovitz has a Bachelor of Arts in Accounting and Economics and a Masters in Legal Studies for Graduates in Economics and Accounting.

Michael J. Gade, one of our directors since the closing of the Business Combination and our Lead Independent Director since July 2021, has served as a Senior Advisor to the Global Consumer Group of Boston Consulting Group since 2006. He served on the board of directors of Rent-A-Center, Inc. (NASDAQ: RCII) for 15 years, retiring in June 2021, where he has advised in various areas including retailing, franchising, operational productivity, branding, merchandising, private label development and acquisition/post merger integration in the convenience, fuel and grocery industries. Additionally, Mr. Gade was the Senior Partner and Chairman of Coopers & Lybrand’s Retail and Consumer Practice (now PwC) as well as a senior executive at 7-Eleven, having been responsible for merchandising, marketing and business development. Mr. Gade has also served on the board of the Crane Group, Inc, a large family office operating several diversified operating companies, since 2005, and currently serves as the Chair of the Audit Committee. Previously, Mr. Gade served on the board of the following companies: MACS, Inc, a private equity owned convenience chain and gasoline distributor in the Mid-Atlantic region; One Network, Inc, a leading software developer in the area of Demand Based Supply Chains as part of a Total Logistics solution; and Strive Group & Strive Logistics, a promotional group serving the consumer products industry. Mr. Gade received his B.S.B.A. and M.B.A. from the Ohio State University. We believe that Mr. Gade’s significant retail marketing experience provides our Board with an important resource with respect to our marketing and advertising efforts. In addition, Mr. Gade provides leadership and governance experience through his other directorships, including service on the audit and compensation committees of such companies.

Andrew R. Heyer, one of our directors since the closing of the Business Combination, served as President and a director of Haymaker Acquisition Corp. II’s (“Haymaker”) from inception until the closing of the Business Combination. Mr. Heyer is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Heyer was an officer and director of Haymaker Acquisition Corp. I (“Haymaker I”) until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, and has remained on its board since such time. Currently, Mr. Heyer is the Chief Executive Officer and founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. From 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Inc. and, previous to that, he worked at Shearson/American Express. Mr. Heyer also serves on the board of several private companies owned in whole or in part by Mistral, including Worldwise, Inc., a pet accessories business from 2011 to the present, and The Lovesac Company (NASDAQ: LOVE), a branded omni-channel retailer of technology-forward furniture, from 2010 to the present. He is also on the boards of AF Acquisition Corporation (NASDAQ: AFAQ), Coliseum Acquisition Corporation (NASDAQ: MITA) and Tastemaker Acquisition Corporation (NASDAQ: TMKRU), all special purpose acquisition companies. Previously, Mr. Heyer served on the board of following companies: The Hain Celestial Group, Inc. (NASDAQ: HAIN), a natural and organic food and products company; XpresSpa Group, Inc. (NASDAQ: XSPA), a health and wellness services company; Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime; Accel Foods, an incubator and investor in early stage food and beverage companies; Las Vegas Sands Corp., a casino company; El Pollo Loco Holdings, Inc., a casual Mexican restaurant; and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Steven J. Heyer, one of our directors since the closing of the Business Combination and formerly Haymaker’s Chief Executive Officer and Executive Chairman from inception until the closing of the Business Combination, has over 40 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Over the past nine years, he has been acting as an advisor and director to, and investor in, several private companies across the consumer subsectors of health and wellness, restaurants, technology, marketing services and technology and furniture. From its formation until it completed its business combination with OneSpaWorld Holdings (NASDAQ:OSW) in March 2019, he was an officer and director of Haymaker I, and since its business combination, he has served on the board of OneSpaWorld Holdings. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Mr. Heyer currently served on the boards of the following companies: Lazard Ltd; Lazard Group; and Atkins Nutritionals, Inc. which was acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company. Previously, Mr. Heyer served on the board of following companies: WPP Group, a publicly traded digital, internet, and traditional advertising company; Equifax, a publicly traded consumer credit reporting and insights company; Omnicare, Inc., a supplier of pharmaceutical care to the elderly; Vitrue, Inc., a provider of social marketing publishing technologies; and Internet Security Systems, Inc. a provider of internet security software, appliance, and services. In March 2011, Harry & David Holdings, Inc. (“Harry & David”), a company where Mr. Heyer had been Chief Executive Officer from 2010 until February 2011, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, Harry & David filed a reorganization plan in bankruptcy court in May 2011 and emerged from bankruptcy in September 2011. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, another of our directors. We believe that Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Director Nominees

Sherman K. Edmiston III, one of our directors since the closing of the Business Combination, has served as the Managing Member of HI CapM Advisors, Ltd, a consulting firm providing strategic and financial advice to corporations, private equity firms and hedge funds, since August 2016. From November 2009 through December 2015, Mr. Edmiston served as managing Director of Zolfo Cooper LLC (now Alix Partners), where he provided financial and operational advisory services to corporations and investment funds. Mr. Edmiston is currently serving on the board of the following companies: GTT Communications, Inc. (NYSE:GTT), a multinational provider of telecommunications and internet services; Key Energy Services, Inc., a leading provider of oilfield services in the Permian Basin and California; Real Alloy, the global market leader in third-party aluminum recycling and specification alloy production; and Riverbed Technology, Inc., a leading provider of software and hardware for network performance monitoring, application performance management and wide area networks. Previously, Mr. Edmiston served on the board of the following companies: Centric Brands, a leading lifestyle brand collective; Mallinckrodt SpecGX LLC (NYSE:MNK), a leading developer and manufacturer of high-quality specialty generic drugs; Arch Resources, Inc. (NYSE: ARCH), a leading producer of metallurgical products for the global steel industry; IPC Systems, Inc.; and HCR ManorCare Inc. Mr. Edmiston holds a B.S. in Mechanical Engineering from Arizona State University and an M.B.A. from the University of Michigan. We believe that Mr. Edmiston is qualified as a director because of his strategic planning, financial and board leadership expertise and his experience working with companies undergoing major transitions as a principal investor, investment banker and advisor.

Starlette B. Johnson, one of our directors since March 6, 2021, brings three decades of restaurant and entertainment executive and board experience to the Board. Since 2012, Ms. Johnson has served as a consultant to the restaurant industry, through SBJ Advisory Group, LLC, working with private equity companies, industry service providers, company-owned and franchise brands in addition to a focus on emerging brands. Ms. Johnson’s earlier career included roles as the Chief Strategic Officer at Brinker International (NYSE: EAT), and as President and Chief Operating Officer of Dave & Buster’s (NASDAQ: PLAY). Since October 2020, Ms. Johnson has served on the board of Tastemaker Acquisition Corporation (NASDAQ: TMKRU), a special purpose acquisition company focusing on the restaurant, hospitality, and related tech and services sectors. In September 2012, Ms. Johnson joined the board and continues to serve on the audit committee, and as chair of the compensation committee for Chuy’s Inc. (NASDAQ: CHUY), a full-service casual Mexican chain. Previously, Ms. Johnson served on the board of the following companies: Bojangles’ Famous Chicken ‘n Biscuits (NASDAQ: BOJA); and Tuesday Morning (NASDAQ: TUES), a discount closeout retailer. Ms. Johnson has also served as a director of several private companies. In addition, Ms. Johnson is a member of the advisory board for the Hospitality & Tourism Program at Virginia Tech and serves on the Pamplin College of Business Cabinet at Virginia Tech as well as the chair of the Virginia Tech Foundation. Ms. Johnson received her B.S. in Finance from Virginia Tech and M.B.A. from

Duke University. We believe that Ms. Johnson is qualified as a director because of her extensive managerial and operational experience in the restaurant and entertainment industries. In addition, Ms. Johnson provides leadership and governance experience through her other directorships, including service on the audit, compensation and nominating committees of such companies.

Morris Willner, one of our directors since the closing of the Business Combination, served as Chairman of the board of GPM from January 2015 until the closing of the Business Combination. Mr. Willner is the founder of Willner Realty & Development, a full service, multi-faceted real estate development company focused on value-add adaptive-reuse projects spanning the East Coast of the U.S. and Israel. He was also a certified public accountant previously associated with the accounting firm of Arthur Young & Co. and the investment firm Fidelity Bond & Mortgage Co. Mr. Willner serves on numerous community boards. Mr. Willner holds an M.B.A. from New York University. We believe that Mr. Willner’s in-depth knowledge of our business along with his accounting and board experience qualify him as a director to assist the Board in developing and executing financial and operating strategies.

Family Relationships

Our directors, Andrew R. Heyer and Steven J. Heyer, are brothers.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE

Overall Role of the Board

Our common stock and our publicly-traded warrants are listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively. Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines are available at: www.arkocorp.com under Governance. The Board has also adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers, employees and certain designated agents, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct and Ethics is available at: www.arkocorp.com under Governance.

Board Leadership Structure

The Company is led by Arie Kotler, who serves as President and Chief Executive Officer and Chairman of the Board.

The Company’s Bylaws provide that the position of Chief Executive Officer and Chairman of the Board may be held by the same person. The Chief Executive Officer is the individual selected by the Board to have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board. The Board believes that its leadership structure is appropriate in the context of the Company’s specific circumstances, including Mr. Kotler’s long-standing knowledge of the Company’s business and his industry and public company experience.

Given the demanding nature of the positions held by Mr. Kotler, the Board believes it is appropriate to have an independent director serve as Lead Independent Director who, among other things, chairs all executive sessions of independent directors and generally provides leadership to, and fosters coordination among, our independent directors, enabling them to better fulfill their role of bringing outside, non-management perspectives to the Board. The Board’s independent directors select the Lead Independent Director based upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Gade has served as our Lead Independent Director since July 2021.

Our Lead Independent Director:

•	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Sets the agenda for executive sections of independent directors and briefs the Chairman on issues discussed;

•	Has the authority to call meetings of the independent directors in his discretion;

•	Serves as a liaison between our Chairman, on the one hand, and our independent directors, on the other;

•	Consults with the Chairman on Board schedules and meeting agendas;

•

Advises the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the Board to effectively, and responsibly, perform their duties;

•	Leads the Board’s annual performance evaluation of Mr. Kotler;

•	Leads the Board’s annual self-assessment process in conjunction with the Nominating and Corporate Governance and Compensation Committees;

•	Makes himself available for consultation with major stockholders;

•	Has the authority to retain outside advisors and consultants who report directly to the Board; and

•	Provides support and guidance to the Chairman, as needed.

Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting.

Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our Company’s policies and procedures designed to address such risks and also for oversight of our ESG planning and initiatives.

Corporate Governance Guidelines. Our Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our Nominating and Corporate Governance Committee is responsible for overseeing our guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our guidelines are published on our website at www.arkocorp.com and are available in print to any stockholder who requests them from our Secretary.

Director Independence. Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the listing standards of Nasdaq: Sherman K. Edmiston III, Michael J. Gade, Andrew R. Heyer, Steven J. Heyer and Starlette B. Johnson. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Code of Ethics. Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on our website. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Board Meetings. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regular executive sessions without management present. During fiscal year 2021, the Board held 10 meetings and conducted certain business by unanimous consent. All of our directors are encouraged to attend our Annual Meeting of stockholders. All of our directors, other than Morris Willner, attended the 2021 Annual Meeting of stockholders.

Board Committees.

Our Board had three standing committees in 2021: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.1 Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below provides current committee membership information and the number of meetings held in fiscal year 2021:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sherman K. Edmiston III	X	X	X
Michael J. Gade	Chair	X	X
Andrew R. Heyer(1)	X
Steven J. Heyer(2)		Chair	X
Starlette B. Johnson(3)	X	X	Chair
	5 meetings held	4 meetings held	3 meetings held

(1)	Mr. Andrew Heyer served on the Audit Committee until January 2022.
(2)	Mr. Steven Heyer joined the Nominating and Corporate Governance Committee in January 2022.
(3)	Ms. Johnson joined the Board on March 6, 2021 and joined the Audit and Compensation Committees in January 2022.

During 2021, each director attended at least 75% of the meetings of the Board and committees on which he or she served (held during the period for which he or she has been a director).

Audit Committee. Our Audit Committee consists of Sherman K. Edmiston III, Michael J. Gade and Starlette B. Johnson, with Mr. Gade serving as the chair. The Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the Audit Committee of a listed company be comprised solely of independent directors. Our Audit Committee meets the requirements for independence of Audit Committee members under applicable SEC and Nasdaq rules. All of the members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Gade qualifies as our “Audit Committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

The Report of the Audit Committee, which is set forth in this Proxy Statement, further describes the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2021.

Compensation Committee. Our Compensation Committee consists of Sherman K. Edmiston III, Michael J. Gade, Steven J. Heyer and Starlette B. Johnson, with Mr. Heyer serving as the chair. The Compensation Committee determines our general compensation policies and the compensation provided to our officers. The Compensation Committee also makes recommendations to our Board regarding director compensation. In addition, the Compensation Committee reviews and determines unit-based compensation for our directors and officers and administers our equity incentive plans. Our Compensation Committee also oversees our corporate compensation programs. Each member of our Compensation Committee is independent, as defined under the Nasdaq listing rules, which also satisfies Nasdaq’s additional independence standards for Compensation Committee members. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Sherman K. Edmiston III, Michael J. Gade, Steven J. Heyer and Starlette B. Johnson, with Ms. Johnson serving as the chair. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board, with the goal of creating a balance of knowledge, experience and diversity, recommending that the Board select the director nominees for election at each annual meeting of stockholders, recommending to the Board criteria for Board and committee membership, developing and recommending to the Board a set of Corporate Governance Guidelines and reviewing and reassessing the adequacy of such guidelines annually and recommending any proposed changes to the Board, overseeing periodic evaluations of the Board and its committees, exercising sole authority to retain and terminate any search firms that are to be used by the Company to assist in identifying director candidates and reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers of the Company. Each member of our Nominating and Corporate Governance Committee is independent as defined under the Nasdaq listing rules.

During the course of 2021, our Nominating and Corporate Governance Committee plans to evaluate our current operations and human capital in order to begin formalizing an Environmental, Social, and Corporate Governance approach that is appropriate for the Company. Furthermore, as part of our large-scale remodeling project, when looking at building design and components, such as lighting, layout, materials and fixtures, we seek to balance the environmental impact, initial cost, and long-term costs, of each item as part of our planning process and seek to improve energy and cost efficiency as we upgrade our locations.

We rely predominately on full-time personnel where practical and at our store-level approximately 76% of our employees are full-time and eligible for benefits. Part-time employees are used where necessary to fill in shifts, seasonally or when the employee’s personal preference is to work on a part time basis. We also extend benefits to our part-time work force. We believe that this approach compares favorably to other companies in our industry, who on average, employ many more of their employees on a part time basis.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Director Nominations. The Nominating and Corporate Governance Committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate, including stockholders. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:

•	The skills of the proposed director candidate.

•	His or her depth and breadth of business experience.

•

Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation or other background characteristics.

•	His or her independence.

•	The needs of the Board.

The Nominating and Corporate Governance Committee will consider candidates recommended by ARKO’s stockholders pursuant to written applications submitted to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Secretary. The Secretary of the Company will forward all recommendations to the Nominating and Corporate Governance Committee.

The information required to be included in any such recommendation for directors is set forth in our Bylaws, and the general qualification and specific qualities and skills established by the committee for directors are described above. Although we have not adopted a formal written policy regarding the consideration of candidates recommended by ARKO’s stockholders, it is the Nominating and Corporate Governance Committee’s policy to consider director candidates recommended by stockholders, and the Board believes that the procedures set forth in our Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Without limiting the requirements contained in our Bylaws, the recommendation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Diversity and Inclusion. While we do not currently have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have gender, race and ethnicity diversity along with diversity of knowledge base, professional experience and skills. The Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity enhances our effectiveness. Our Board currently has one female director and one member with racial diversity. However, the Board remains committed to achieving a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, gender and sexual orientation. The following matrix provides additional information about our board diversity as of December 31, 2021.

Board Diversity Matrix
Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+

Director Election – Plurality Vote. Director nominees are elected by our stockholders based on a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

Environmental, Social and Governance (“ESG”)

The Company recognizes the significance of effectively managing its ESG-related risks and opportunities. As such, under the guidance of our Nominating and Corporate Governance Committee, we have initiated a process to formulate a comprehensive ESG policy with the intention that such policy will set the foundation for setting measurable, long-terms goals and we can then develop and implement ESG practices and metrics towards achieving these goals.

Environmental. We take great effort to accurately assess and effectively manage the various environmental risks associated with our activities. We have advanced fuel storage mechanisms in place that incorporate real-time monitoring and compliance of the fuel storage tank systems, sophisticated leak detection technologies, processes, protocols, procedures and engages in regular fuel storage inspections ensuring their safety and effectiveness. These efforts reduce the frequency of leaks and spills which can have adverse environmental impacts.

Efforts to improve the environmental performance of our activities and improve resource efficiency are carried out across the Company. A number of store locations have upgraded their exterior and interior lighting to LED fixtures. Certain car wash stations include mechanisms to reclaim and reuse water, reducing both water and chemical usage. In addition to resource efficiency, since 2015, all HVAC systems replaced and upgraded are installed with R410 refrigerants. As part of our remodeling process, any piece of equipment that is replaced is depleted of all refrigerants through industry best practices of recovery and disposal.

In addition to these efforts, we offer renewable fuels to customers across many of our locations. Approximately 95% of locations offer E10 (10% ethanol-blended) fuel and some locations offer other renewable fuels, including various types of ethanol-blended fuels and biodiesel. Supplying renewable fuels enables our customers to reduce the greenhouse gas emissions of their vehicles, thereby reducing their carbon footprint.

Social. We also invest in addressing the needs of our various stakeholders, including employees and local communities. We are an equal opportunity employer, and strive to promote gender and racial diversity, equity and inclusion throughout our workforce. For example, 65% of our associates are female, while 80% of store manager positions and 51% of district manager positions are held by women.

We invest in our local communities and provide support to organizations across all states in which we operate, as well as company-wide fundraising events. As examples, following the invasion of Ukraine, we signed an agreement to raise funds to provide aid for refugees and others affected by the war with the American Jewish Joint Distribution Committee, a global humanitarian organization. At the outset of the global COVID-19 pandemic, we worked with Feeding America, conducting a store-wide fundraising campaign that raised $220,000 was raised to support food banks centers across the U.S. Since 2011, we have conducted an annual fundraiser for the Muscular Dystrophy Association that has raised $1.7 million to date. Additionally, the Company has pledged $100,000 annually to East Tennessee State University until $1.0 million is raised.

Governance. We have implemented robust corporate governance structures and mechanisms to ensure ethical business practices throughout our activity. We have an Associate Conduct and Work Rules Policy, as well as a personal conduct policy which outline the expected behavior by employees both in and outside of the workplace. We also have an ethics hotline through which employees can anonymously report criminal behavior or ethical violations in the workplace.

We are committed to complying with all relevant laws and regulations relevant to our activity. Employees undergo rigorous training programs relating to age restrictions in marketing and we comply with relevant product labeling regulations.

Management Succession. As reflected in our Nominating and Corporate Governance Committee Charter, one of the Board’s primary responsibilities includes planning for Chief Executive Officer (“CEO”) succession and monitoring and advising on management’s succession planning for other key officers of the Company, with the goal of establishing an effective succession plan. In 2022, our Nominating and Corporate Governance Committee and the Board initiated a formal performance management and succession planning process for our CEO. The Board routinely discusses management succession during the course of its meetings, including during sessions held by the Company’s non-management directors. Our Nominating and Corporate Governance Committee has identified individuals who would be able to undertake the CEO’s duties on an interim basis if necessary.

Communications with the Company and the Board. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com.

Interested parties may also communicate with our Board by calling (804) 730-1568 in the United States. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Corporate Governance Documents. Our website is at www.arkocorp.com. Please visit our website under the section captioned “Governance” for the following:

•	Committee Charters (Audit, Nominating and Corporate Governance and Compensation),

•	Corporate Governance Guidelines and

•	Code of Business Conduct and Ethics.

These materials may also be requested in print by writing to our Secretary at ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.

Certain Relationships and Related Party Transactions

Voting Letter Agreement

In connection with the transactions contemplated by the agreement pursuant to which we consummated the Business Combination (the “Business Combination Agreement”), Arie Kotler, Morris Willner, WRDC Enterprises and Vilna Holdings entered into a letter agreement (the “Voting Letter Agreement”). Pursuant to the Voting Letter Agreement, until the seventh anniversary of the Business Combination closing, each of Mr. Willner and Vilna Holdings (each, a “Willner Party”) will vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Willner Party or any of its affiliates, or over which such Willner Party or any of its affiliates maintains or has voting control, directly or indirectly, at any annual or special meeting of our stockholders, in favor of Arie Kotler if he is a nominee for election to our Board.

Registration Rights

Upon the closing of the Business Combination, we entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with certain parties holding our securities (the “Registration Rights Holders”). Pursuant to the terms of the Registration Rights Agreement, we are obligated to file a registration statement to register the resale of certain of our securities held by the Registration Rights Holders. The Registration Rights Agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, we entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with Haymaker Sponsor II LLC (the “Sponsor”), and for purposes of Section 6 and Section 12 thereof, Andrew R. Heyer and Steven J. Heyer, pursuant to which, among other things, the Sponsor, Andrew R. Heyer and Steven J. Heyer (each, a “Specified Holder”) have agreed to vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Specified Holder or any of its affiliates, or over which such Specified Holder or any of its affiliates maintains or has voting control, directly or indirectly, in favor of Arie Kotler if he is a nominee for election to our Board from the Business Combination closing date for a period of up to seven years following of such date, subject to certain exceptions.

In connection with the Business Combination pursuant to the Sponsor Support Agreement, (i) the Sponsor automatically forfeited 1,000,000 shares of our common stock and 2,000,000 private warrants issued in connection with Haymaker’s initial public offering, and such shares and warrants were cancelled and are no longer outstanding and (ii) 4,200,000 shares of our common stock that would otherwise be issuable to the Sponsor were deferred (subject to certain triggering events as set forth in the Business Combination Agreement).

Related Party Transaction Policy

Our related party transaction policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior review of the Audit Committee; in the event any director or member of the Audit Committee has an interest in the subject transaction, such director will recuse herself or himself from any discussion or vote regarding such transaction. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

All of the transactions described in this section entitled “Certain Relationships and Related Party Transactions” were entered into prior to the adoption of this policy, which occurred shortly after the closing of the Business Combination.

STOCK OWNERSHIP

The following table sets forth information known to us regarding beneficial ownership of common stock as of April 1, 2022 by:

•	each person known by us to be the beneficial owner of more than 5% of outstanding common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 1, 2022, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 123,059,160 shares of our common stock outstanding as of April 1, 2022.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him or her.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned

Greater than 5% Stockholders:
Arie Kotler(2)	20,979,727	17.04%
Morris Willner (6)	14,454,307	11.74%
Entities affiliated with Davidson Kempner
Capital Management LP(3)	23,673,004	19.15%
Harvest Partners(4)	10,241,940	8.32%
Entities affiliated with MSD Partners, L.P.(5)	8,347,245	6.35%

Named Executive Officers and Directors:
Arie Kotler(2)	20,979,727	17.04%
Morris Willner(6)	14,454,307	11.74%
Andrew R. Heyer(7)	1,954,439	1.57%
Steven J. Heyer(8)	663,890	0.54%
Michael J. Gade(9)	37,930	0.03%
Sherman Edmiston III(9)	27,822	0.02%
Starlette B. Johnson(9)	24,537	0.02%
Donald Bassell	22,150	0.02%
Maury Bricks	20,908	0.02%
Eyal Nuchamovitz	25,558	0.02%
All current directors and executive officers as a group (10 persons)	38,211,268	31.02%

(1)	Unless otherwise noted, the business address of each of these stockholders is c/o ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.
(2)

The shares listed as being owned by Arie Kotler include (i) 9,452,636 shares held by KMG Realty LLC and (ii) 473,075 shares held by Yahli Group Ltd., of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary. Including 42,000 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.

(3)

Includes 533,333 shares issuable upon exercise of Public Warrants. The shares listed as being owned by Davidson Kempner are held of record by GPM Owner LLC, a Delaware limited liability company (“GPM Owner”), Davidson Kempner Long-Term Distressed Opportunities Fund II LP, a Delaware limited partnership (“Onshore Fund”), Davidson Kempner Long-Term Distressed Opportunities International Master Fund II LP, a Cayman Islands limited partnership (“Offshore Fund”), Davidson Kempner Partners, a New York limited partnership (“DKP”), Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”) and Davidson Kempner International, Ltd., a British Virgin Islands business company (“DKIL”). GPM Owner, Onshore Fund, Offshore Fund, DKP, DKIP and DKIL are collectively referred to as the “DK Funds.” MHD Management Co., a New York limited partnership (“MHD”), is the general partner of DKP and MHD Management Co. GP, L.L.C., a Delaware limited liability company is the general partner of MHD. Davidson Kempner Advisers Inc., a New York corporation, is the general partner of DKIP. Davidson Kempner Long-Term Distressed Opportunities GP II LLC, a Delaware limited liability company, is the general partner of Onshore Fund and Offshore Fund. The managing members of GPM Owner are Avram Z. Friedman and Shulamit Leviant. Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the U.S. Securities and Exchange Commission (“DKCM”) is responsible for the voting and investment decisions of acts as the investment manager to the DK Funds. DKCM acts as investment manager to each of the DK Funds, either directly or by virtue of a sub-advisory agreement with the investment manager of the relevant fund. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons. Anthony A. Yoseloff through DKCM, is responsible for the voting and investment decisions relating to the securities held by the DK Funds reported herein. Each of the foregoing disclaims any beneficial ownership of such shares. The address of the principal business office of the DK Funds is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, NY 10022.

(4)

Consists of 10,241,940 shares of our common stock held of record by GPM HP SCF Investor, LLC (“GPM HP SCF”). HP Holding, LLC is the general partner of Harvest Capital Partners Holdings, L.P., which is the managing member of Harvest Partners Holdings, LLC, which is the general partner of Harvest Associates SCF GP, L.P., which is the general partner of Harvest Associates SCF, L.P., which is the general partner of Harvest Partners Structured Capital Fund, L.P., which is the managing member of GPM HP SCF Member, LLC, which is the managing member of GPM HP SCF (collectively, the “Harvest Entities”). HP Holding, LLC is controlled by its voting members Michael DeFlorio, John Wilkins, Ira Kleinman, Thomas Arenz and Stephen Eisenstein (together, the “Members”). Accordingly, each of the Members and Harvest Entities may be deemed to share beneficial ownership of the securities held of record by GPM HP SCF. Each of them disclaims any such beneficial ownership. The business address of each of the Harvest Entities and the Members is c/o Harvest Partners, LP, 280 Park Avenue, 26th Floor West, New York, NY, 10017.

(5)

Includes 8,347,245 shares issuable upon conversion of the Company’s Series A Preferred Stock. The shares are held of record by MSD Special Investments Fund, L.P., a Delaware limited partnership, MSD SIF Holdings, L.P., a Delaware limited partnership, MSD Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, MSD Private Credit Opportunity Master Fund 2, L.P., a Cayman Islands exempted limited partnership, Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA005, and MSD SBAFLA Fund, L.P., a Delaware limited partnership (collectively, the “MSD Funds”). MSD Partners, L.P., a Delaware limited partnership (“MSD Partners”), is the investment manager of, and may be deemed to beneficially own the securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own the securities beneficially owned by, MSD Partners. Each of Brendan P. Rogers, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own the securities beneficially owned by, MSD GP. Each of Messrs. Rogers, Phelan and Lisker disclaims beneficial ownership of such securities. The address of the principal business office of the MSD Funds is c/o MSD Partners, L.P., 1 Vanderbilt Avenue, 26th Floor, New York, NY 10017.

(6)	Includes 27,996 restricted stock units (“RSUs”) granted to Mr. Willner (see footnote 9 below).
(7)

Beneficial ownership of 1,954,439 presented in the table (x) includes (i) 548,831 shares of our common stock held by Mr. Andrew R. Heyer, (ii) 802,451 shares of our common stock issuable upon exercise of the Private Warrants held by Mr. Andrew R. Heyer, (iii) 236,149 shares of our common stock held by the Andrew R. Heyer 2019 Grantor Retained Annuity Trust, (iv) 337,873 shares of our common stock issuable upon exercise of the Private Warrants held by the Andrew R. Heyer 2019 Grantor Retained Annuity Trust, and (v) 29,135 restricted stock units granted to Mr. Andrew R. Heyer (see footnote 9 below), and (y) excludes (i) 1,205,156 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part, to be issued to Mr. Andrew R. Heyer upon the occurrence of certain events, and (ii) 507,434 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part, to be issued to the Andrew R. Heyer 2019 Grantor Retained Annuity Trust upon the occurrence of certain events. Mr. Andrew R. Heyer is the trustee of the Andrew R. Heyer Grantor Retained Annuity Trust and has voting and dispositive power of the securities held by such entity. Accordingly, Mr. Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.

(8)

Beneficial ownership of 663,890 presented in the table (x) includes (i) 380,106 shares of our common stock issuable upon exercise of the Private Warrants, (ii) 253,644 shares of our common stock and (iii) 30,140 restricted stock units granted to Mr. Steven J. Heyer (see footnote 9 below), and (y) excludes 570,864 Deferred Shares, which are registered for resale under the Securities Act on the registration statement of which this prospectus is part.

(9)

Includes RSUs issued to directors, which RSUs are fully vested, however, which cannot be settled until the earlier of (a) such director ceasing to be a director of the Company and (b) a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2021, all applicable Section 16(a) filing requirements were complied with on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information as of December 31, 2021 with respect to compensation plans under which any of our equity securities are authorized for issuance. This table includes information as of December 31, 2021 with respect to our equity securities under the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”), which was approved by our stockholders in connection with the Business Combination and is our only equity compensation plan.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by securityholders	2,472,836	(1)	10.00	(2)	10,591,143	(3)
Equity compensation plans not approved by securityholders	—		—		—

Total	2,472,836		10.00		10,591,143

(1)

Includes: (i) 435,899 shares of common stock held by a trustee in order to receive favorable tax treatment under Israeli laws in accordance with and subject to the terms and conditions set forth in the Israeli Appendix attached to the 2020 Plan; (ii) stock options to purchase 126,000 shares, and (iii) 1,910,937 shares of restricted stock (including 320,767 shares of restricted stock to be issued assuming the greatest potential award under the performance based restricted stock awards, which is 150% of the target amount) .

(2)	Weighted average exercise price of 126,000 outstanding options; excludes restricted stock unit awards.
(3)	Amount is reduced by 320,767 shares of restricted stock to be issued assuming the greatest potential award under the performance based restricted stock awards, which is 150% of the target amount.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding our executive compensation program and decisions for 2021 for the following individuals who we refer to as our named executive officers, or NEOs:

•	Arie Kotler, Chairman, President and Chief Executive Officer

•	Don Bassell, Chief Financial Officer

•	Maury Bricks, General Counsel and Secretary

The Company owns 100% of GPM, our operating entity. Prior to the business Combination, Mr. Kotler was considered an NEO of both Arko Holdings, the majority owner of GPM, and GPM, while the other NEOs were executives of GPM. Until the consummation of the Business Combination, Mr. Kotler did not receive direct compensation from GPM, as his services as Chief Executive Officer of GPM were provided to GPM through Mr. Kotler’s wholly owned entity, KMG Realty LLC (“KMG”), which received management fees pursuant to a management services agreement between GPM and KMG (the “GPM Management Services Agreement”). KMG was also party to a profits participation agreement with the members of GPM (the “Profits Participation Agreement”) pursuant to which KMG was entitled to receive annual net profit participation amounts from GPM.

Similarly, Mr. Kotler did not receive direct compensation from Arko Holdings for his services as Chief Executive Officer of Arko Holdings, which he provided through KMG until October 31, 2020, for which KMG received management fees pursuant to a management services agreement (the “Arko Management Services Agreement”).

The GPM Management Services Agreement and the Profits Participation Agreement terminated upon consummation of the Business Combination, at which time Mr. Kotler became the Chief Executive Officer of ARKO and his compensation for such services (including his services as President and Chairman of the Board) are contained in this employment agreement with us, dated September 8, 2020. The Arko Management Services Agreement terminated on October 31, 2020.

EXECUTIVE COMPENSATION PROGRAM

Executive Compensation Objectives and Philosophy

Our executive compensation program for 2021 was the first compensation program adopted following completion of the Business Combination on December 22, 2020.

The compensation program was influenced by the unique circumstances of the Company according to which: (i) no executive had previously received equity grants (Mr. Kotler’s shares were purchased by him) and (ii) the Company wished to reward long-term service and individual contribution with special retention awards. We view the first years of our compensation program as a transitional period in which we transition from our historical compensation programs to programs that better reflect our peers’ compensation levels and public-company compensation structures, and build our executives’ equity base. The restricted stock units (“RSU”) granted in 2021 create equity base to align the NEO’s interests with stockholders of the Company. Performance-based RSUs (“PSU”) granted as part of our long-term incentives (“LTI”) strongly align with our operational and strategic metrics, by basing it on EBITDA (defined as net income (loss) adjusted to exclude depreciation and amortization, interest and income taxes and further adjusted for certain non-operating and select income (expense) items (“EBITDA”)) and having a substantial amount of the compensation package at risk.

Our executive compensation strategy is guided by four core guiding principles: alignment to stakeholders, performance focused, competitive, and simple and transparent.

To achieve our objectives, we deliver executive compensation to the NEOs through a combination of the following components:

•	base salary;

•	cash bonus opportunities;

•	equity compensation, including performance-based equity compensation;

•	severance benefits; and

•	broad-based employee benefits.

Base salaries, cash bonus opportunities, broad-based employee benefits and severance benefits are designed to attract and retain senior management talent. Equity compensation is designed to reward executives for their contributions to our financial performance.

Following the Business Combination, we adopted a long-term equity incentive component (in the form of shares, stock options, restricted stock unit awards and/or performance-based restricted stock unit awards and/or a combination thereof) linked to Company performance and long-term value creation in an effort to align the interests of the NEOs with our stockholders’ as described in more detail below.

We believe that actual performance in comparison with its budgeted EBITDA for the fiscal year (“Annual Budgeted EBITDA”) is the most relevant performance metric at this point of time for our executives, based on the short time our Company has been a publicly-traded company and due to COVID-19’s unpredictable impacts on other metrics.

In 2021, the Company granted the NEOs (other than Mr. Kotler) a special award in the form of RSUs as a result of the consummation of the Business Combination. This special recognition award of time-vested RSUs was determined primarily on length of service. In addition to the special recognition award, the Company granted the NEOs (other than Mr. Kotler) both RSUs and PSUs. These 2021 grants were more heavily weighted towards PSUs to enhance the performance orientation of the awards, particularly given the retention-oriented special recognition award granted in respect of the consummation of the Business Combination.

The 2021 equity grants were driven primarily by three factors: market survey data for similar-sized companies reviewed by the Compensation Committee’s independent consultant; the lack of historical equity grants to any NEOs; and the Company’s desire to emphasize equity over cash (exemplified by the fact that no cash-based annual incentive plan was adopted for 2021).

The combination of RSUs and PSUs is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals. Our primary executive compensation objectives are to:

•	Attract, retain and motivate executives who are capable of advancing its mission and strategy; and

•	Reward executives in a manner aligned with the Company’s financial performance.

Compensation Determination Process; Role of Compensation Consultant and Management

The Compensation Committee, on behalf of the Board, discharges the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing a report for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders in accordance with applicable rules and regulations.

The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Company’s stockholders.

Each year, at the beginning of the year, the Company’s Board approves the Annual Budgeted EBITDA at the operating company level, which is subject to adjustment each quarter based on acquisitions, divestitures, and certain unusual transactions during a quarter (the “Annual Budgeted EBITDA Goal”), which is used as a metric for our LTI.

Pursuant to its Charter, the Compensation Committee is authorized to, and has direct responsibility for, the appointment, compensation and oversight of the work of any compensation consultant retained by the Compensation Committee. For the 2021 fiscal year, the Compensation Committee engaged Mercer (US) as its independent compensation consultant to assist with respect to our 2021 compensation program. The Compensation Committee assessed the independence of the consultant pursuant to SEC rules and did not identify any conflict of interest that would prevent it from independently advising the Compensation Committee.

In 2021, the compensation consultant attended selected Compensation Committee meetings and advised the Compensation Committee, among other things, on the following: peer group development, market review of executive compensation levels and compensation mix, shareholder dilution analysis, and long-term incentive plan design.

In March of 2021, the Compensation Committee approved equity awards for the NEOs. The award to Mr. Kotler was based on the terms of his written employment agreement. The awards to the other NEOs were based on recommendations of the Chief Executive Officer, which were based in part on (i) competitive market data and (ii) the Chief Executive Officer’s assessment of the need to retain these executives and the fact that they had not received any form of equity compensation from the Company prior to 2021. In November of 2021, Mercer provided updated market compensation survey data for the NEOs to the Compensation Committee for consideration in assessing the appropriateness of compensation levels and mix. The Compensation Committee considers numerous other factors in making decisions on executive pay adjustments, including individual and company performance, experience, time in position and for roles other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program for 2021, as well as relevant information with respect to bonuses paid in 2020, which was the year in which we completed the Business Combination:

Base Salary

Annual base salaries compensate the NEOs for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation. In 2021, the Compensation Committee reviewed executives’ salaries to ensure that we remained competitive in attracting and retaining qualified executives. Mr. Bassell and Mr. Bricks received a base salary in 2021 in accordance with the terms of their respective employment agreements.

Bonuses

In 2020, prior to the Business Combination, our NEOs were eligible to receive annual bonus payments under the then existing GPM’s Corporate Incentive Plan (the “Corporate Incentive Plan”). Payments under the Corporate Incentive Plan were dependent on (1) the level and salary of the NEO and (2) GPM’s actual performance in comparison with its Annual Budgeted EBITDA Goal for the fiscal year. The bonuses were calculated and paid annually and included a base bonus and the potential to earn a supplemental bonus up to a maximum of the amount earned in base bonus, as further reward when GPM exceeded certain levels of the Annual Budgeted EBITDA Goal in a fiscal year.

Base Bonus 2020

In 2020, GPM met its Annual Budgeted EBITDA Goal and made base bonus payments to the NEOs under the Corporate Incentive Plan at the 100% payout level.

No short-term incentive plan was implemented for NEOs as part of the regular annual compensation for 2021 mainly because of the focus on equity grants as set forth below.

Supplemental Bonus 2020

The NEOs received a supplemental bonus for 2020 since GPM achieved over its Annual Budgeted EBITDA Goal and the amount of supplemental bonus paid was the same amount as the NEOs’ base bonus.

Commencing in 2021, the base bonuses and the supplemental bonuses for the NEOs were replaced by awards as specified below.

Special Performance Bonus 2020

Under the terms of his employment agreement in effect during 2019 and until August 2020, Mr. Bassell was entitled to receive a Special Performance Bonus in the amount of $100,000 if GPM’s EBITDA exceeded a threshold of $20 million in any calendar year. The bonus was payable quarterly, to the extent GPM was in line to meet such threshold.

In 2020, Mr. Bassell received a Special Performance Bonus of $50,000 related to 2020 performance.

Fixed Quarterly Bonus

Pursuant to their respective employment agreements, Mr. Bassell and Mr. Bricks are each entitled to a fixed quarterly bonus. Please see “— Employment Agreements” below.

Special Service Recognition Award

In 2021, the Company granted to Mr. Bricks and Mr. Bassell a special recognition award in the form of time-vested RSUs. We granted this award to Messrs. Bricks and Bassell in recognition of their long-term commitment to the Company and to promote retention of key talent, as the Company has transitioned from a private to a public company traded on Nasdaq.

ARKO Corp. 2020 Incentive Compensation Plan

At the special meeting of Haymaker stockholders held on December 8, 2020, Haymaker stockholders considered and approved the ARKO Corp. 2020 Incentive Compensation Plan (the “2020 Plan”). The 2020 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. The Compensation Committee may delegate to the chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines. Persons eligible to participate in the 2020 Plan are officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by the Compensation Committee in its discretion.

Under the 2020 Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based stock units, other equity-based awards and cash incentive awards. Awards may be subject to a combination of time and performance-based vesting conditions, as may be determined by the Compensation Committee. Except for certain limited situations (including death, disability, a change in control, grants to new hires to replace forfeited compensation, grants representing payment of achieved performance goals or that vest upon the satisfaction of performance goals or other incentive compensation, substitute awards, grants to non-employee directors or replacement of previously outstanding awards), all awards granted under the 2020 Plan are subject to a minimum vesting period of one year, referred to herein as the minimum vesting condition. The minimum vesting condition will not be required on awards covering, in the aggregate a number of shares not to exceed 5% of the maximum share pool limit. Options and stock appreciation rights cannot be repriced without stockholder approval.

On March 6, 2021, the Compensation Committee of the Board of Directors, approved the following agreements under the 2020 Plan: (i) a form of restricted stock unit agreement (the “Form RSU Agreement”); (ii) a form of director restricted stock unit agreement (the “Director Form RSU Agreement”); (iii) a form of performance-based RSU award agreement (the “Form PSU Agreement”); and (iv) a form of nonqualified stock option agreement for Arie Kotler, Chairman, President and Chief Executive Officer of the Company (the “Kotler Stock Option Agreement”).

The Form RSU Agreement evidences the grant of restricted stock unit awards (“RSUs”) under the 2020 Plan to certain selected employees and consultants of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such RSUs, one share of common stock, for each vested RSU to the recipient of such grant. Each RSU vests in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date.

The Director Form RSU Agreement evidences the grant of RSUs under the 2020 Plan to the Company’s non-employee directors, which are immediately vested as of the date of grant, and which provide for the right to receive one share of common stock, upon the earlier of (i) the date on which the applicable director’s service with the Company is terminated (for whatever reason) and (ii) the date of a change of control of the Company.

The Form PSU Agreement evidences the grant of performance-based restricted stock units (“PSUs”) to certain selected employees of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such PSUs, one share of common stock for each vested PSU to the recipient of such grant. PSUs generally vest (or fail to vest) at the end of a three-year performance period, based on the performance metrics specified in the Form PSU Agreement, subject to the additional requirement that the grantee remain in continuous service through the vesting date.

The Kotler Stock Option Agreement evidences the grant to Mr. Kotler of non-qualified stock options to purchase shares of common stock (“Stock Options”), subject to the vesting of such Stock Option, at an applicable exercise price per share set forth therein.

The long-term incentive target for Mr. Kotler for 2021 was determined by the Compensation Committee to be 350% of base salary, consisting of two-third PSUs and one-third stock options.

The long-term incentive target for our other NEOs for 2021 were 126% – 147%, which included two-third PSUs and one-third RSUs.

The stock options granted to Mr. Kotler are based on an expectation for stock price appreciation. The stock options granted in 2021 were granted at a $10 strike price based on the price of the stock used for the Business Combination. We believe that the stock options align with investor focus on stock price and since we commenced trading in December 2020, we do not believe that at this stage we should use this metrics for our other NEOs.

The PSUs have three-year cliff vesting and the RSUs and stock options vest ratably over three years. We believe these vesting periods are consistent with market practices and promote retention.

We believe our 2021 awards provided market-aligned long term incentive opportunities.

Performance-based Restricted Stock Units

Under the ARKO Corp. 2020 Plan, we used Annual Budgeted EBITDA, an internal profit metric, as the financial performance metric for corporate-level employee bonuses, including the NEOs. Each year, at the beginning of the year, the Company’s Board approves the Annual Budgeted EBITDA Goal.

EBITDA was chosen as the performance metric for the PSUs as the Company values EBITDA as a metric that it believes is a key indicator of our operating performance and a strong equity valuation metric.

The 2021 PSU Agreement includes three one-year performance periods. The payout of shares earned is at the end of the three-year cycle, provided the recipient continues to be employed by the Company, and is the greater of (a) the sum of the PSUs earned for each of the three fiscal years during the performance period based on the actual EBITDA compared to the Annual Budgeted EBITDA Goal for each respective year or (b) the average of the actual EBITDA compared to the Annual Budgeted EBITDA Goal for the three fiscal years with a cap applied at 110% when averaging each year.

The following table shows the threshold and target achievement levels of the Annual Budgeted EBITDA Goal for 2021 and the corresponding payout levels to the NEOs. Payout levels between the stated levels of achievement increase in 10% increments for each additional percentage of the Annual Budgeted EBITDA Goal achieved, up to the target level.

Performance Metric and PSU payout level:	Threshold	Target	Maximum
Annual Budgeted EBITDA	95%	100%	110% or over
Payout Level	50%	100%	150%

We believe that the above payout amounts are in-line with the market practices, are tied to Board approved annual budgets and calibrates threshold and maximum, to investor expectations and affordability, respectively.

No payment of dividends on unvested stock awards: We do not grant to recipients any rights, benefits, or entitlements with respect to the shares corresponding to the awards granted (including no or rights to receive any dividend) unless and until those shares are vested.

Clawback Policy: All our award agreements include a “clawback” provision which permits the Company to recoup equity or other compensation provided under the applicable plan or otherwise in accordance with any Company policies to the extent that the Company, in its discretion, determines to be necessary or appropriate to comply with any clawback policy.

Benefits and Perquisites

Tax Gross-Ups

While we seek to reward our NEOs and other employees for their contributions to the Company, we do not provide excise or any other tax gross-ups with respect to any element of compensation.

Employee Benefit Plans

NEOs are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in the case of Mr. Bassell and Mr. Bricks, on the same basis as all of our other employees. The Company pays the employer portion of group medical coverage for Mr. Kotler. The employee benefit plans are designed to assist in attracting and retaining skilled employees critical to our long-term success. We also maintain a 401(k) plan for the benefit of our eligible employees, including the NEOs, as discussed below.

The Company does not maintain enhanced health or retirement benefits for its executives and does not permit excessive perquisites to its NEOs, in each case, other than the CEO.

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 75% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended, or the Code and limits imposed by non-discrimination testing. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. We match a portion of employee contributions according to the 401(k) plan (subject to Internal Revenue Service limits and non-discrimination testing). For 2021, the matching contribution was 50% of the first 6% of eligible contributions made by the participants for such plan year. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We made matching contributions of $1,443,000 to the 401(k) Plan during the year ended December 31, 2021.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including the NEOs, who contribute materially to its continued growth, development and future business success an opportunity to defer a portion of their compensation (in the form of salary and bonuses) under our Non-Qualified Plan, or NQP. We made matching contributions of approximately $186,000 to the NQP during the year ended December 31, 2021 related to all participants.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) plan.

Payments to KMG

GPM Management Services Agreement

As discussed above, prior to the Business Combination, Mr. Kotler did not receive any compensation, including bonuses, directly from GPM, as his services as Chief Executive Officer of GPM were provided to GPM through KMG pursuant to the GPM Management Services Agreement. Under the GPM Management Services Agreement, for 2019, KMG was entitled to a management fee in the amount of $60,000 per month. In addition, KMG was entitled to receive an annual bonus in accordance with GPM’s Corporate Incentive Plan (described above). The annual bonus which KMG was eligible to receive under the Corporate Incentive Plan could not exceed six monthly management fee payments. Based on GPM’s financial performance, for 2019, KMG did not receive a bonus under the Corporate Incentive Plan. The GPM Management Services Agreement also required GPM to reimburse KMG for all out of pocket expenses related to the activity of GPM.

On January 1, 2020, GPM and KMG entered into a Second Amended and Restated Management Services Agreement which extended the term of the GPM Management Services Agreement from January 1, 2020 through December 31, 2022 and increased the management fee to $90,000 per month. In addition, a portion of bonus equal to four monthly management fees was payable subject to increases in Arko Holdings’ share price. Upon the closing of the Business Combination, the GPM Management Services Agreement was terminated, other than the right to receive an expected Corporate Incentive Plan bonus of $540,000 for 2020.

Profits Participation Agreement

Pursuant to the Profits Participation Agreement, KMG was entitled to an annual net profit participation amount. For 2019, this amount was calculated as the lower of (i) 3% of GPM’s annual net profit, based on GPM’s US GAAP consolidated financial statements for year ended December 31, 2019, or (ii) $280,000. At the request of KMG, at the end of the first, second and third quarters of each calendar year, GPM paid an advance on the annual net profit participation amount, subject to GPM’s ability to offset any excess amounts from future amounts to which KMG will be entitled. Based on GPM’s financial performance in 2019, KMG was not entitled to an annual profits participation amount for 2019. KMG received $210,000 in advances for 2019, which were offset against future payments by GPM.

For the years 2020 through 2022, the annual net profit participation amount was to be calculated as the higher of (i) 5% of GPM’s annual net profits for such calendar year based on GPM’s US GAAP consolidated financial statements after adjustments as defined below, or (ii) 5% of the positive difference (if any) between the adjusted EBITDA (as defined in Profits Participation Agreement) for such calendar year and the adjusted EBITDA for the prior calendar year, up to an annual maximum amount of $400,000. Based on GPM’s financial performance in 2020, KMG was entitled to an annual net profit participation amount of $400,000 for 2020. This amount includes $210,000 that was received in advance in 2019. The Profits Participation Agreement was terminated upon the termination of the GPM Management Services Agreement, other than the right to receive the profit participation amount for 2020.

Arko Holdings Management Services Agreement

As discussed above, Mr. Kotler did not receive any compensation directly from Arko Holdings for his services as Chief Executive Officer of Arko Holdings. Mr. Kotler also did not receive any compensation directly from Arko Holdings for his services as Chairman of Arko Holdings, as these services were provided to Arko Holdings through KMG pursuant to the Arko Management Services Agreement. Under the Arko Management Services Agreement, KMG was entitled to a monthly management fee of approximately $5,000, linked to the Israeli Consumer Price Index, and to a reimbursement for reasonable expenses incurred by KMG in connection with the provision of management services. The Arko Management Services Agreement remained in effect until October 31, 2020.

The table below shows the payments earned by KMG for services provided by Mr. Kotler to GPM and Arko Holdings in 2019 and 2020. These amounts are included under “All Other Compensation” in the Summary Compensation Table:

Agreement	2019	2020
GPM Management Services Agreement	727,193	1,057,561
Annual bonus pursuant to GPM’s Corporate Incentive Plan	—	540,000
Profits Participation Agreement	—	400,000
Arko Management Services Agreement	60,000	51,900

Total	787,193	2,049,461

Employment, Severance or Change in Control Agreements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to the company’s detriment. Accordingly, we determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to equity holders of strategic alternatives without concern for the impact on their continued employment. See “Potential Payments upon Termination or Change in Control” for a discussion of certain rights of the NEOs upon termination of their employment or upon the occurrence of certain events.

Employment Agreements

Kotler Employment Agreement

On September 8, 2020, we entered into an employment agreement with Mr. Kotler pursuant to which Mr. Kotler serves as our Chief Executive Officer for a three-year term from the Closing Date, following which the agreement will be automatically extended for additional one-year terms, unless either we or Mr. Kotler give at least 120 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Kotler is entitled to the following:

•	An annual base salary of $1,080,000, to be increased by at least 3% on an annual basis (subject to an annual review by the Compensation Committee for increase (but not decrease));

•

A target bonus opportunity equal to 150% of the executive’s current base salary (the “Target Bonus”), based on satisfaction of performance criteria to be established by the Compensation Committee (the Compensation Committee did not establish bonus criteria for 2021 and no bonus was paid);

•

An annual long term-incentive award having a fair market value (as reasonably determined by the Board or the Compensation Committee) equal to 350% of the executive’s then base salary in effect as of the date of the grant with the type of the long-term incentive award, and the terms and conditions thereof, determined by the Compensation Committee of the Board, in its discretion;

•

An expense reimbursement for all reasonable business expenses actually paid or incurred by the executive during the term of employment, including first class air travel, hotel and other travel-related expenses, including for any and all related travel between our principal place of business in Richmond, Virginia and employee’s principal residence in Miami-Dade, Florida; and

•

Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by us to our executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Bassell Employment Agreement

On August 4, 2020, GPM and Mr. Bassell entered into an amended and restated employment agreement for a five-year term, following which the agreement will be automatically extended for additional one-year terms, unless either GPM or Mr. Bassell gives at least 90 days’ prior notice of non-extension. Under the terms of the amended and restated employment agreement, Mr. Bassell is entitled to the following:

•	An annual base salary of $370,302 (subject to discretionary review by the Chief Executive Officer for increase (but not decrease));

•	A signing bonus of $50,000;

•	A monthly car allowance of $600;

•	A quarterly bonus of $35,000 (to be eligible, Mr. Bassell must be employed by GPM on the last date of the prior calendar quarter);

•	Participation in GPM’s Corporate Incentive Plan;

•	Discretionary bonus (as determined by the Chief Executive Officer or Board); and

•	Participation in customary employee benefit plans and in the NQP.

Bricks Employment Agreement

Pursuant to the terms of the employment agreement dated January 3, 2020, between GPM and Mr. Bricks, Mr. Bricks continued to serve as GPM’s General Counsel for a five-year term, following which the agreement will be automatically extended for additional successive one-year terms, unless either GPM or Mr. Bricks gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Bricks is entitled to the following:

•	An annual base salary of $395,000 (subject to discretionary review by the Chief Executive Officer for increase (but not decrease));

•	A signing bonus of $50,000;

•	A monthly car allowance of $600;

•	A quarterly bonus of $10,000 (to be eligible, Mr. Bricks must be employed by GPM on the last date of the prior calendar quarter);

•	Participation in GPM’s Corporate Incentive Plan;

•	Discretionary bonus (as determined by the Chief Executive Officer or Board); and

•	Participation in customary employee benefit plans and in the NQP.

Compensation Actions Taken in 2021

Each of Messrs. Bassell and Bricks received an annual base salary increase of 3.0%.

Compensation Actions Taken in 2020

Mr. Kotler entered into an employment agreement with ARKO Corp. on September 8, 2020. Mr. Bassell entered into an amended and restated employment agreement with GPM on August 4, 2020 and Mr. Bricks entered into an employment agreement with GPM on January 3, 2020, pursuant to which, among other provisions, each of Messrs. Bassell and Bricks received an annual base salary increase and a signing bonus, as described above.

Our Hedging Policy

We prohibit our directors, executive officers and certain designated employees from engaging in hedging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

Our Pledging Policy

We require pre-notification if any of our directors, executive officers and certain designated employees wish to pledge Company securities as collateral for a loan (or modify an existing pledge). Our policy provides that the securities subject to such a pledge shall be subject to all of our other restrictions on trading in the Company’s securities. As of December 31, 2021, and as of April 27, 2021, no shares were pledged by our directors and executive officers.

Compensation-Related Risk Assessment

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The Compensation Committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the Compensation Committee over the performance metrics and results under the 2020 Plan.

Consideration of Stockholder Advisory Vote on Executive Compensation

We are presenting our stockholders with a non-binding advisory proposal to approve the compensation of our NEOs. The Compensation Committee considers the results of the advisory votes on executive compensation together with the Company’s compensation philosophy, as described in this Compensation Discussion & Analysis (“CD&A”), when considering executive compensation arrangements, including any changes to the executive compensation program. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held on June 7, 2022 at our upcoming Annual Meeting. Please see Proposal 2 contained in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.

Sherman K. Edmiston III, Michael J. Gade, and Steven J. Heyer served on the Company’s Compensation Committee in 2021. During fiscal year 2021, no interlocking relationship existed between our Board or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed the CD&A contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

The following independent directors, who comprise the Compensation Committee, provide this report:

COMPENSATION COMMITTEE

Steven J. Heyer (Chair)

Sherman K. Edmiston III

Michael J. Gade

Starlette B. Johnson

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation earned or received by the NEOs for services rendered during the fiscal years ended December 31, 2019, 2020 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (1) (5)	Non-Equity Incentive Plan Compensation ($) (2)		All Other Compensation ($) (3) (4)	Total ($)
Arie Kotler,	2021	1,080,000	4,039,200	(6)	1,250,278	—	(6)	6,445	6,375,923
Chairman and Chief Executive Officer, Arko Holdings; Chief Executive Officer, President and Director	2020 2019	29,032 —	— —		— —	540,000 —		1,509,461 787,193	2,078,493 787,193

Don Bassell,	2021	378,420	1,680,000		—	140,000		9,180	2,207,600
Chief Financial Officer	2020	374,310	—		—	397,651		9,218	781,179
	2019	355,783	—		—	100,000		9,180	464,963

Maury Bricks,	2021	403,657	1,488,000		—	40,000		27,335	1,958,992
General Counsel and Secretary	2020	400,736	—		—	302,500		22,081	725,317
	2019	322,830	—		—	—		12,342	335,172

(1)

The amounts in this column reflect the aggregate grant date fair value of stock or option awards, as applicable, granted and computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 18 – Share-Based Compensation to our audited financial statements included in Item 8 of our Annual Report on Form 10-K filed with the SEC on February 25, 2022. For the stock options granted in March 2022, the Company utilized the following assumptions in the valuation: expected dividend rate of 0.9%, expected stock price volatility of 28.3%, risk-free interest rate of 1.7% and expected term of the options of 10 years. The amounts for the performance-based restricted stock units included in the stock awards column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance-based restricted stock granted in 2021 would have been: Mr. Kotler— $3,628,800; Mr. Bassell — $720,000; and Mr. Bricks — $528,005.

(2)

The amounts shown in this column represent the annual bonuses pursuant to the Corporate Incentive Plan (with respect to 2020 and 2019), the Special Performance Bonuses, and the signing and quarterly bonuses earned by Mr. Bassell and Mr. Bricks. See “Bonuses” for a discussion of such bonuses. The amounts in this column for 2020 also include discretionary bonuses effected by the Compensation Committee on March 6, 2021 of $42,500 to Mr. Bassell and $15,000 to Mr. Bricks.

(3)

The amounts shown in this column include the employer-paid portion of group medical coverage for Mr. Kotler in 2021, 401(k) matching contributions for Mr. Bricks in 2019, 2020 and 2021, matching contributions made under the NQP for Mr. Bricks in 2020 and 2021, and imputed income for group term life insurance and car allowances for Messrs. Bassell and Bricks for 2019, 2020 and 2021. NEOs were also provided with group life insurance and group medical coverage that are not included with the exception of Mr. Kotler’s group medical coverage insurance (reflected above), because they are provided under broad-based, non-discriminatory benefit plans.

(4)

Prior to the Business Combination, Mr. Kotler did not receive any compensation directly from GPM or Arko Holdings, as his services were provided through KMG. The amounts shown in this column for Mr. Kotler include payments received under the GPM Management Services Agreement, the Arko Management Services Agreement and the Profits Participation Agreement.

(5)

Includes stock options granted in March 2022 as part of a “make up” grant with respect to a grant of stock options in 2021. Upon review of the 2021 grant, the Compensation Committee determined that a computational error resulted in the issuance of fewer stock options than was supposed to have been granted in 2021, resulting in the “make up” effected in 2022. The 2022 grant was effected at the applicable fair value at the time of actual grant in 2022.

(6)

For 2021, Mr. Kotler was not entitled for Target Bonus under his Employment Agreement because the Compensation Committee did not establish the performance criteria in respect of that bonus. However, in March 2022, the Compensation Committee approved a discretionary RSU award to Mr. Kotler to recognize the strong 2021 financial results and Mr. Kotler’s contribution to those results.

Grants of Plan-Based Awards

This table provides supplemental information relating to grants of plan-based awards made to NEOs relative to 2021.

	Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name/Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
Arie Kotler
Stock Options	3/6/2021						126,000	(2)	10.00	469,980
Stock Options	3/2/2022						318,489	(3)	10.00	780,298
Restricted Stock Units	3/2/2022				190,813	(4)				1,620,000
Performance-Based Restricted Stock Units	3/6/2021	126,000	252,000	378,000	252,000					2,419,200
Don Bassell
Restricted Stock Units	3/6/2021				125,000	(5)				1,200,000
Performance-Based Restricted Stock Units	3/6/2021	25,000	50,000	75,000						480,000
Maury Bricks
Restricted Stock Units	3/6/2021				118,333	(5)				1,135,997
Performance-Based Restricted Stock Units	3/6/2021	18,334	36,667	55,001						352,003

(1)

The amounts reflect a range of performance-based restricted stock units that vest, if at all, based on achievement of performance targets with a three-year performance period with any shares earned vesting on December 31, 2023. The amounts under Threshold reflect the threshold award under the restricted stock unit awards, which is 50% of the target amount. The amounts under Maximum reflect the greatest potential award under the restricted stock awards, which is 150% of the target amount. The Compensation Committee will determine the performance against pre-established targets to determine payout of performance-based restricted stock units, if any, at the end of the vesting period.

(2)	The grant provided for vesting in equal amounts on January 1, 2022, January 1, 2023 and December 22, 2023.
(3)

Includes stock options granted in March 2022 as part of a “make up” grant with respect to a grant of stock options in 2021. Upon review of the 2021 grant, the Compensation Committee determined that a computational error resulted in the issuance of fewer stock options than was supposed to have been granted in 2021, resulting in the “make up” effected in 2022. The 2022 grant was effected at the applicable fair value at the time of actual grant in 2022. The make up stock options grant provided for vesting in equal amounts on March 1, 2023 and March 1, 2024.

(4)

For 2021, Mr. Kotler was not entitled for Target Bonus under his Employment Agreement because the Compensation Committee did not establish the performance criteria in respect of that bonus. However, in March 2022, the Compensation Committee approved a discretionary RSU award to Mr. Kotler to recognize the strong 2021 financial results and Mr. Kotler’s contribution to those results. The grant provided for vesting in equal amounts on March 1, 2023, March 1, 2024 and March 1, 2025.

(5)	The grants provided for vesting in equal amounts on January 1, 2022, January 1, 2023 and January 1, 2024.

Outstanding Equity Awards at 2021 Fiscal Year End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercisable Options Unexercised (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (5)
Arie Kotler	—	126,000	(2)	10.00	3/6/2031				252,000	(4)	2,210,040
Don Bassell						50,000	(3)	438,500	125,000	(4)	1,096,250
Maury Bricks						36,667	(3)	321,570	118,333	(4)	1,037,780

(1)	Excludes 318,489 stock option awards and 190,813 restricted stock units granted in March 2022 as detailed in the Grants of Plan-Based Awards table.
(2)	The grant provided for vesting in equal amounts on January 1, 2022, January 1, 2023 and December 22, 2023.
(3)	The grants provided for vesting in equal amounts on January 1, 2022, January 1, 2023 and January 1, 2024.
(4)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% will vest on December 31, 2023; amounts represent the target grant amount.

(5)	Based on ARKO’s closing stock price of $8.77 on December 31, 2021.

Option Exercises and Stock Vested in 2021

None of the NEOs exercised any option awards or vested in any stock awards in 2021.

Pension Benefits Table

None of the NEOs participated in any defined benefit pension plans in 2021.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including our NEOs, who contribute materially to its continued growth, development and future business success an opportunity to defer a portion of their compensation under our NQP. The NQP allows these employees to defer up to 90% of their annual base salary and cash bonuses. Distributions under the NQP begin on a date determined by the board, or a committee appointed by the board (the “committee”), that is within 30 days of the participant’s separation from service, except in the case of specified employees where no distributions will be made until six months after separation from service or, if earlier, the date of the specified employee’s death. Participants may elect to receive deferred amounts in a lump sum or in at least two, but not more than ten, consecutive annual installments. Participants can elect from investment alternatives made available as investment options for their deferred compensation and gains and losses on these investments are credited to their respective accounts.

For each plan year, we make a discretionary match, which for 2021 was equal to 50% of the first 6% of contributions made by the participants for such plan year; however, that amount is reduced, dollar for dollar, by the amount of employer matching contributions that we contribute to the participant’s 401(k) plan for such plan year. In addition, we may make additional matching contributions, in the Company’s sole discretion, on a participant by participant basis. We may also make discretionary contributions to a participant’s account on a participant by participant basis.

Tax rules limit the amount that executives may contribute under the 401(k) plan and therefore also limit the company match under the 401(k) plan for executives. The NQP matching contribution reflects the amount of the matching contribution which is limited by the tax laws.

The following table sets forth non-qualified deferred compensation for the NEOs.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Arie Kotler	—	—		—
Don Bassell	—	—		—
Maury Bricks	67,866	18,060	16,742	156,002

(1)	The amount in this column is included in the “All Other Compensation” column for 2021 in the Summary Compensation Table and represents employer contributions credited to the NEOs’ account during 2021.

Potential Payments upon Termination or Change of Control

The employment agreements of our NEOs provide for certain payments and benefits in the event of certain terminations of employment. The material terms of such arrangements as of December 31, 2021 are described below.

Kotler Employment Agreement

Mr. Kotler’s employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by us by reason of the executive’s disability; (iii) a termination by us with or without cause; or (iv) a termination by executive with or without good reason. Mr. Kotler’s employment agreement provides for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•

Termination for cause or without good reason. In connection with a termination by us for cause, the executive will be entitled to payment of all accrued and unpaid base salary and bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.

•

Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by us in connection with employee’s death or disability, the executive will be entitled to: (i) the executive’s pro rata Target Bonus; (ii) pro rata vesting of all outstanding long-term incentive awards; and (iii) continuation of applicable health benefits.

•

Termination without cause or for good reason. In addition to the payments described above, in connection with termination for cause or without good reason, in connection with any termination by us without cause or by executive for good reason, the executive with also be entitled to: (i) severance amount equal to two times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (b) the executive’s Target Bonus for the bonus period in which termination occurs, which will be payable for two years following the termination date and (ii) vesting, immediately prior to such termination, in any long-term awards that previously were granted to the executive but which had not yet vested.

In addition, if the executive’s employment is terminated by us without cause or by the executive for good reason during the two-year period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to a lump-sum payment equal to three times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (B) the executive’s Target Bonus for the bonus period in which the termination date occurs, less applicable withholdings and deductions.

The payments described above are subject to the executive’s delivery to us of an executed release of claims. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for two years, unless we fail to make any payments described above within 15 days of written notice from the executive of such failure.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by us (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of the employment agreement:

“Cause” means (i) a conviction of the executive to a felony involving moral turpitude; (ii) a willful misconduct by the executive resulting in material economic harm to the Company and/or its related entities, taken as a whole; (iii) a willful or continued failure by the executive to carry out the reasonable and lawful directions of the Board issued in accordance with the Company’s governing documents following written notice by the board of such failure and an opportunity of no less than ten (10) days to cure same; (iv) executive engaging in fraud, embezzlement, theft or material dishonesty resulting in material economic harm to the company or any related entity; (v) a willful or material violation by the executive of a material policy or procedure of the Company or any related entity following written notice by the board of such violation and an opportunity of no less than thirty (30) days to cure same; or (vi) a willful material breach by the executive of the agreement which remains uncured following no less than ten days’ written notice to executive by the board of such failure.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a reduction in the executive’s annual base salary, Target Bonus or long-term incentive award, (ii) a non-de minimis diminution in any respect of the executive’s title, authority, duties, or responsibilities; (iii) a diminution in any respect in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or executive instead of reporting directly to the board of directors; (iv) a material diminution in any respect the budget over which the executive retains authority; (v) a change in the geographic location of the Company’s business that would require him to relocate more than fifty (50) miles from Miami-Dade County, Florida; (vi) a change in control of the Company, or (v) any other action or inaction that constitutes a material breach by the Company of the agreement. However, “Good Reason” will only exist if the executive gives the Company notice within 30 days after the first occurrence of any of the foregoing events, the Company fails to correct the matter within 30 days following receipt of such notice.

Bassell and Bricks Employment Agreements

Mr. Bassell’s amended and restated employment agreement and Mr. Bricks’ employment agreement each provide for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•

Termination for any reason. In connection with a termination by GPM for any reason, the executives will be entitled to payment of all accrued and unpaid base salary and quarterly bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.

•

Termination for good reason or without cause. In addition to the payments described above, in connection with any termination by GPM without cause or by the executive for good reason (each, as defined below), if the executive’s employment is terminated within five years from the effective date of his employment agreement, and a GPM Sale Payment (as defined below) is not payable in connection with such termination, the executive will be entitled to:

•	A pro rata portion of his bonus (if any is due under the Corporate Incentive Plan); and

•	Payment of base salary for the period commencing on the termination date and ending on the date that is three months from the termination date.

Mr. Bassell’s amended and restated employment agreement and Mr. Bricks’ employment agreement each provide for certain payments and benefits upon occurrence of the following events:

•

IPO. If GPM completes an IPO (as defined below), then the executives will receive equity (or equity equivalents, such as options) as part of a customary plan for executives created as part of such IPO, subject to the vesting requirements of such plan.

•

Sale of GPM. If GPM sells substantially all of its assets or its equity (each, a “GPM Sale”) prior to the termination of the executive’s employment or, a GPM Sale occurs under a fully executed agreement entered into within 180 days following termination of the executive’s employment by GPM without cause or his resignation for good reason, GPM shall pay an amount as part of a customary plan for executives created as part of the GPM Sale (the “GPM Sale Payment”) to the executives. These amounts will be payable within 60 days following consummation of the GPM Sale. Upon an IPO, the foregoing provision will terminate and such amounts will no longer be payable.

The payments described above under “Sale of GPM” are subject to the executive’s delivery to GPM of an executed release of claims and continued compliance with restrictive covenants regarding confidentiality, proprietary rights, non-competition, non-solicitation and non-disparagement. Upon termination of the executive’s employment, the non-solicitation covenant will continue to apply for 12 months. In addition, the non-competition covenant will continue to apply (i) in the case of termination by GPM for cause or by the executive without good reason, for twelve months and (ii) in the case of termination by GPM without cause or by the executive for good reason, for three months.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by GPM (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of these employment agreements:

“Cause” means (i) the board’s reasonable determination that there has been misconduct by the executive that is materially injurious to GPM or that results in the executive’s inability to substantially perform his duties for GPM, (ii) the board’s reasonable determination that the executive failed to carry out or comply with any lawful and reasonable directive of the board or CEO consistent with the terms of his employment agreement, (iii) the executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) the board’s reasonable determination of the executive’s unlawful use (including being under the influence) or possession of illegal drugs on GPM (or any affiliate’s) premises or while performing the executive’s duties and responsibilities, (v) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against GPM or any of its affiliates, other than inadvertent actions or actions that are not materially injurious to GPM, (vi) the executive’s material violation of any provision of his employment agreement, any other written agreement between GPM and the executive, or any material GPM policy, (vii) the executive’s willful and prolonged, and unexcused absence from work (other than by reason of disability due to physical or mental illness), or (viii) the board’s reasonable determination of any unlawful act or breach of GPM policy, discrimination or harassment against another GPM employee or any affiliated or related company of GPM.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a material diminution in the nature or scope of the executive’s responsibilities, authorities, title or duties, (ii) a material reduction in the executive’s annual base salary from the annual base salary in effect in the immediately prior year, (iii) a reduction in the quarterly bonus, (iv) GPM materially violating any of its material obligations to the executive under the agreement, or (v) GPM requiring the executive to permanently relocate more than 100 miles from Richmond, Virginia. However, “Good Reason” will only exist if the executive gives GPM notice within 30 days after the first occurrence of any of the foregoing events, GPM fails to correct the matter within 30 days following receipt of such notice and the executive actually terminates employment within 90 days following the expiration of GPM’s 30-day cure period. If the executive does not so terminate, any claim of such circumstances of “Good Reason” shall be deemed irrevocably waived by the executive.

“IPO” means (i) an initial public offering and sale of any securities of GPM pursuant to an effective registration statement under the Securities Act the issuer of which, immediately before the registration, was not subject to Exchange Act reporting requirements, (ii) a transaction pursuant to which GPM merges with or into a direct or indirect subsidiary of, or effects a share exchange with, an issuer subject to Exchange Act reporting requirements (including, a transaction with a special purpose acquisition company), following which, holders of the securities of GPM prior to such transaction receive as consideration equity securities of such issuer, (iii) the registration of any securities of GPM under Section 12 of the Exchange Act.

Potential Payments Upon Termination

The following tables illustrate the payments and benefits that each NEO would have received under his employment agreement if ARKO experienced a change in control on December 31, 2021 or such NEO’s employment had terminated on December 31, 2021 for any of the reasons described in the tables. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.

Executive: Arie Kotler

Executive Compensation Element	Termination by Company for Cause or Resignation without Good Reason ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Resignation with Good Reason ($)	Termination by Company without Cause or Resignation with Good Reason during Two-Year Period Immediately Following a Change in Control ($)
Cash Severance
Base Salary	20,769	20,769	2,180,769	3,260,769
Bonus (1)	—	—	—	—

Total Cash Severance	20,769	20,769	2,180,769	3,260,769
Long-Term Incentives
Value of Accelerated Grants (2)	—	736,680	2,210,040	2,210,040

Total Long-Term Incentives	—	736,680	2,210,040	2,210,040
Benefits
Health Benefits	—	37,660	37,660	75,320

Total Benefits	—	37,660	37,660	75,320

Grand Total	20,769	795,109	4,428,469	5,546,129

(1)

For 2021, Mr. Kotler was not entitled for Target Bonus according to his Employment Agreement as the Compensation Committee did not establish an annual incentive compensation program applicable to senior level executives and no performance criteria were established.

(2)

As the closing price of ARKO’s stock of $8.77 on December 31, 2021 was below the exercise price of Mr. Kotler’s stock options, no value was attributed to the options subject to accelerated vesting. Amount represents the December 31, 2021 closing price of ARKO’s stock multiplied by the number of performance-based restricted share units that would have been subject to accelerated vesting, and excludes the 318,489 stock option awards and 190,813 restricted stock units granted in March 2022.

Executive: Don Bassell

Executive Compensation Element	Termination for Any Reason ($)	Termination for Good Reason or Without Cause ($)
Cash Severance
Base Salary	7,335	102,688
Bonus	35,000	35,000

Grand Total	42,335	137,688

Executive: Maury Bricks

Executive Compensation Element	Termination for Any Reason ($)	Termination for Good Reason or Without Cause ($)
Cash Severance
Base Salary	7,824	109,536
Bonus	10,000	10,000

Grand Total	17,824	119,536

Other Change in Control Payments

In the event of a change in control event (as defined in the NQP), the value of the participant’s account will be distributed as a lump sum payment to the participant not more than 90 days following the change in control event. The amounts that would have been accelerated in the event of a change in control are shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Non-Qualified Deferred Compensation Table.

Bassel and Bricks PSUs and RSUs Agreements

According to the 2021 RSU Agreement if either (1) the successor company in a Change in Control does not assume the RSUs, or (2) the successor company does so assume the RSUs and, in connection with or within 12 months after, a Change in Control occurs, the NEO’s continuous service is terminated without cause or by the NEO for good reason, in each event the non-vested RSUs shall become immediately vested as of the date of the Change in Control or such termination of the NEO’s continuous service, as applicable.

According to the 2021 PSU Agreement (i) if within 12 months after a change in control of the Company occurs, the NEO’s continuous service is terminated by the Company without cause or by the NEO for good reason, the NEO shall be eligible to receive a pro rata amount of the PSUs (if any) payable after the end of the 3 years performance period. Such pro rate to be calculated based on the actual number of calendar months during each fiscal year in the performance period in which the NEO was in the continuous service of the Company for at least the first 6 months of such fiscal year; (ii) if in connection with a change in control of the Company, the surviving company does not assume the PSUs then immediately as of the date of the change in control the following number of Shares subject to the PSUs shall vest: (a) the Percentage of PSUs earned based on the actual performance level for the fiscal year(s) during the performance period which are completed prior to the date of such change in control, plus (b) pro rata of the target amount of shares for the fiscal year in which the change in control occurs if the date of such change in control occurs after the end of the first 6 months of a fiscal year.

Director Compensation

Compensation paid to Mr. Kotler, who also serves on the Board, is fully reflected in the Summary Compensation Table above. Mr. Kotler did not receive any additional compensation for his services as director. As described in the table below, on March 6, 2021, the Compensation Committee approved a compensation program for non-employee directors:

Compensation Element	Amount
Annual Board Member Compensation

Annual Board Member Compensation: $150,000

•   $50,000 in cash or RSUs annually at the director’s election paid in quarterly installments

•   $100,000 in equity delivered in the form of RSUs

•   RSUs are immediately vested

•   Settlement of RSUs will be earlier of (a) separation from service of (b) a change in control of Company

Committee Member Retainers

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•   Audit Committee: $15,000

•   Compensation Committee: $10,000

•   Nominating and Corporate Governance Committee: $10,000

Leadership Supplemental Retainer

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•   Audit Committee Chair: $25,000

•   Compensation Committee Chair: $20,000

•   Nominating and Corporate Governance Committee Chair: $15,000

•   Lead Independent Director: $25,000

Stock Ownership Policy	5x cash retainer, to be achieved within five years

New Director Equity Award (outside directors)	$100,000 in RSUs with the number of shares based on fair grant date of value (not applicable to the Company’s initial seven directors)

Meeting Fees	Provided meeting fees for extraordinary Board/Committee meetings only and for special committees.

As detailed above, a non-employee director may receive RSUs in lieu of up to 100% of his or her cash fees, which RSUs will be settled in common stock upon the director’s departure from the Board or an earlier change in control. There were 89,570 RSUs issued to non-employee directors outstanding at December 31, 2021.

The following table summarizes the compensation paid to the Company’s non-employee directors during 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Sherman K. Edmiston III	63,762	137,238	201,000
Michael J. Gade	33,761	184,739	218,500
Andrew R. Heyer	16,266	144,734	161,000
Steven J. Heyer	15,009	140,991	156,000
Starlette B. Johnson	40,014	127,236	167,250
Morris Willner	12,514	133,486	146,000

(1)

The amounts in this column reflect the aggregate grant date fair value of RSUs granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The RSUs granted in March 2021, April 2021, June 2021 and September 2021 had grant date fair values per share of $9.60, $10.42, $9.19 and $10.10, respectively. For a discussion of the assumptions relating to these valuations, see Note 18 – Share-Based Compensation to our audited financial statements included in Item 8 of our Annual Report on Form 10-K filed with the SEC on February 25, 2022. The table below sets forth the aggregate number of vested restricted stock units of each non-employee director outstanding as of December 31, 2021:

Name	Stock Awards
Sherman K. Edmiston III	14,176
Michael J. Gade	18,972
Andrew R. Heyer	14,935
Steven J. Heyer	14,556
Starlette B. Johnson	13,135
Morris Willner	13,796

Director Compensation Philosophy. The Board designed the Company’s non-employee director compensation program to reward directors for their contributions to the Company’s success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Committee expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company can recruit and retain qualified directors.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors.

Director Tenure & Refreshment. Directors may be re-elected at the end of their respective terms. Given that we became a public company only recently, the Board has not established term limits, as we believe that directors who develop insight into the Company and our operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and plans to take steps as necessary regarding continuing director tenure.

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we provide the following “pay ratio” information for the 2021 fiscal year. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year, the annual total compensation of our President and Chief Executive Officer, Mr. Kotler, as provided in the Summary Compensation Table, was $6,375,923. The annual total compensation of our median employee, a sales associate team leader located in rural Illinois, was $24,241, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our CEO to that of our median employee for the 2021 fiscal year was approximately 263:1.

To determine the median employee (excluding Mr. Kotler), we used December 31, 2021 as the determination date, and we ranked each employee (other than Mr. Kotler) based on their total cash compensation for 2021. Compensation for permanent employees who did not work the entire measurement period was annualized; however, no other exemptions, assumptions, adjustments or estimates were used. We excluded five individuals that were located in Israel under the de minimis exception because these non-U.S. associates account for less than 1% of our total associates.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as members of our Board of Directors at the Annual Meeting of stockholders.

Name	Term Expiring

Sherman K. Edmiston III	2025 Annual Meeting of stockholders
Starlette B. Johnson	2025 Annual Meeting of stockholders
Morris Willner	2025 Annual Meeting of stockholders

The section titled “Directors & Executive Officers” beginning on page 7 of this Proxy Statement contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as Class II directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Vote Required. Under our Bylaws, if a quorum is present, the Class II Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II DIRECTOR NOMINEES.

PROPOSAL NO. 2 – NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Board requests your non-binding advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement under the heading “Compensation Discussion and Analysis” including the tables that follow. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for our named executive officers.

The Board encourages stockholders to read the Compensation Discussion and Analysis, including the tables that follow, to review the correlation between compensation and performance.

The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective executive compensation. The Board believes that our executive compensation, which is focused on the Company’s long-term value, has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these named executive officers and believes that it will assist us in retaining our senior leadership team.

We are asking stockholders to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to ARKO’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required. If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 – Amendment to Amended and Restated Certificate of Incorporation to Eliminate the Classification of our Board of Directors

The Declassification Amendment

Section 6.2 of Article VI of our Amended and Restated Certificate of Incorporation currently divides our Board of Directors into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, and members of each class are elected to serve for staggered three-year terms.

After careful consideration, the Board of Directors has unanimously approved, has deemed advisable and recommends that our stockholders approve, an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of all directors, as described below. We refer to this as the “Declassification Amendment.”

If the Declassification Amendment is adopted at the Annual Meeting, the classified (three-year, staggered term) board structure would be phased out, and the annual election of the entire Board of Directors for a one-year term would be phased in over a three-year period, commencing at the 2023 annual meeting of stockholders and concluding at the 2025 annual meeting of stockholders, at which time all members of the board would be required to stand for election, each for a one-year term. If the Declassification Amendment is adopted, then from and after the 2023 annual meeting of stockholders, each member of the Board of Directors whose term expires would be elected to serve an annual, one-year term.

If adopted by our stockholders at the Annual Meeting, the Declassification Amendment would not affect the nominees for director who are elected at the Annual Meeting, and the term of office of such directors would expire at the 2025 annual meeting of stockholders (see Proposal No. 1 — Election of Directors). Therefore, directors who are elected at the Annual Meeting would be the final class of directors elected to serve for a three-year term. If adopted by our stockholders at the Annual Meeting, the Declassification Amendment would not affect the term of any director currently serving in a class that was elected prior to the Annual Meeting, and the term of each of those directors would continue for the balance of its original three years, expiring at the 2023 or 2024 annual meeting of stockholders, as applicable. If the Declassification Amendment is adopted by our stockholders at the Annual Meeting, nominees elected at the 2023 annual meeting of stockholders would become the first group of directors elected to serve for an annual, one-year term, and nominees elected at all annual meetings subsequent to the 2023 annual meeting of stockholders also would be elected to serve for an annual, one-year term, expiring at the immediately following annual meeting.

If adopted by stockholders at the Annual Meeting, the Declassification Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which will be done as soon as practicable following the Annual Meeting.

Appendix A to this Proxy Statement contains the text of Article VI of our Amended and Restated Certificate of Incorporation, which has been marked to show the changes that would be implemented upon stockholder approval of the Declassification Amendment.

Background of the Proposal

The Board is committed to good corporate governance and has considered the advantages and disadvantages of maintaining a classified Board structure. At the time of the Business Combination, the Board of Directors believed that a classified Board of Directors structure was an important part of the Company’s governance structure in order to promote continuity and stability, and was in the best interests of the Company and its stockholders. Currently, the Board recognizes that many investors view classified boards as having the effect of reducing the accountability of directors to stockholders because a classified Board of Directors limits the ability of stockholders to evaluate and elect all directors on an annual basis. After careful consideration, the Board has unanimously determined that adopting the Declassification Amendment to provide for the annual election of all directors is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DECLASSIFICATION AMENDMENT.

PROPOSAL NO. 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2022 fiscal year. Grant Thornton has served as GPM’s independent registered public accounting firm since 2003 and ARKO’s independent registered public accounting firm since the consummation of the Business Combination. In selecting Grant Thornton as the Company’s independent registered public accounting firm for 2022, the Audit Committee considered several factors, including:

•	The professional qualifications of Grant Thornton, the lead audit partner, and other key engagement personnel.

•	Grant Thornton’s independence and its processes for maintaining its independence.

•	Grant Thornton’s depth of understanding of ARKO’s business, accounting policies and practices, and internal control over financial reporting.

•	The appropriateness of Grant Thornton’s fees for audit and non-audit services.

•	The results of Grant Thornton’s most recent PCAOB inspection report.

•	The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Grant Thornton.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm; however, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at its discretion.

A representative from Grant Thornton is expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement, if he or she desires to do so, and answer questions, if any.

Vote Required. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR.

Fees and Services of Independent Registered Public Accounting Firm

The table below summarizes the fees and expenses billed to us by Grant Thornton for the years ended December 31, 2021 and 2020.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2021	$1,395,000	$—	$400,374	$—	$1,795,374
2020	$1,564,397	$—	$168,599	$—	$1,732,996

Audit Fees. Audit fees consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC including registration statements.

Audit-Related Fees. Audit-related fees consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to the audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of services rendered by an external auditor for tax compliance, tax consulting and tax planning.

All Other Fees. All other fees are for any other permissible work that is not an Audit, Audit-Related or Tax Fee.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is directly responsible for appointing, retaining and terminating, and for determining the compensation of, the Company’s independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence or if such services would in any way negatively impact the quality of the audit conducted.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Michael J. Gade, and members, Sherman K. Edmiston III and Starlette B. Johnson. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Gade has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting, and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the stockholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2021, the Audit Committee routinely met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Grant Thornton regarding the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor (if required). The Audit Committee reviewed the annual plan and scope of work to be performed by Grant Thornton, and met outside of the presence of management with Grant Thornton to discuss their respective audit results, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the Company those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from the Company disclosing such matters.

The Audit Committee also discussed with Grant Thornton the firm’s independence from the Company and its management team, and reviewed the written disclosures and letter from Grant Thornton pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Grant Thornton’s independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

AUDIT COMMITTEE

Michael J. Gade (Chair)

Sherman K. Edmiston III

Starlette B. Johnson

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://www.arkocorp.com/sec-filings.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

STOCKHOLDER COMMUNICATIONS

General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com. Interested parties may also communicate with our Board by calling (804) 730-1568. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Shareholder Proposals and Director Nominations for 2023 Annual Meeting. Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2023 Annual Meeting must be received no later than December 31, 2022 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2023 Annual Meeting between February 7, 2023 and March 9, 2023. If we change the date of our 2023 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2023 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2023 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.

If a stockholder notifies us of an intent to present a proposal at the 2023 Annual Meeting at any time after March 9, 2023 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors,

MAURY BRICKS
General Counsel and Secretary

April 27, 2022

Appendix A

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Restated Certificate or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 6.2. Number, Election and Term.

(a) The number of directors of the Corporation shall be not less than three~~, with at least one director in each of Class I, Class II and Class III~~. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

(b) Subject to Section 6.5, ~~the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first~~commencing with the 2023 annual meeting of the stockholders of the Corporation ~~following the effectiveness of this Restated Certificate, the term of the initial Class II Directors shall expire~~, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting and until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal. Notwithstanding the foregoing, directors elected at the ~~second~~2021 annual meeting of the stockholders of the Corporation ~~following the effectiveness of this Restated Certificate and the term of the initial Class III Directors~~ shall ~~expire at~~hold office until the ~~third~~2024 annual meeting of the stockholders of the Corporation ~~following the effectiveness of this Restated Certificate. At each succeeding annual meeting~~ ; directors elected at the 2022 annual meeting of the stockholders of the Corporation~~, beginning with~~ shall hold office until the ~~first~~2025 annual meeting of the stockholders of the Corporation ~~following the effectiveness of this Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 6.5, if the number of directors that constitute the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of~~; directors previously assigned by the Board to serve as “Class III directors” shall hold office until the 2023 annual meeting of the stockholders of the Corporation, and in each ~~class as nearly equal as possible, but in no~~ case ~~shall a decrease in~~until the ~~number of directors constituting the Board shorten the term of any incumbent director. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already~~election and qualification of their respective successors in office, subject to ~~the aforesaid classes at the time this Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL~~their earlier death, resignation, retirement, disqualification or removal.

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(c) Subject to Section 6.5, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights with regard to election of directors.

Section 6.3. Newly Created Directorships and Vacancies. Subject to Section 6.5, vacancies and newly created directorships resulting from ~~an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause~~any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled ~~solely and exclusively~~ by a majority ~~vote~~ of the ~~remaining~~ directors then in office, ~~even if~~although less than a quorum, or by a sole remaining director ~~(and not by stockholders)~~. Subject to Section 6.5, ~~and~~ any director ~~so chosen~~elected or appointed to fill a vacancy not resulting from an increase in the number of directors shall ~~hold office for~~have the ~~remainder of the full~~same remaining term as that of ~~the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal~~his or her predecessor.

Section 6.4. Removal. Subject to Section 6.5, any or all of the directors may be removed from office at any time, ~~but only for~~with or without cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 6.5. Preferred Stock – Directors. Notwithstanding any other provision of this ARTICLE VI, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Restated Certificate (including any Preferred Stock Designation) ~~and such directors shall not be included in any of the classes created pursuant to this ARTICLE VI unless expressly provided by such terms~~.

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ARKO CORP.

8565 MAGELLAN PARKWAY, SUITE 400

RICHMOND, VA 23227-1150

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ARKO2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81000-P72460                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARKO CORP.		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.	To elect Sherman K. Edmiston III, Starlette B. Johnson and Morris Willner as directors until the Annual Meeting of Stockholders in 2025, or until their respective successors are duly elected and qualified.	☐	☐	☐

Nominees:

01) Sherman K. Edmiston III
02) Starlette B. Johnson
03) Morris Willner

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Approval of a non-binding advisory resolution regarding the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

3.	Approval of the amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

4.	To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐

NOTE: In the proxies’ discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2021 Annual Report to Stockholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 27, 2022.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting to be held on June 7, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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PROXY

ARKO CORP.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

The undersigned hereby appoints Maury Bricks and Donald Bassell and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001, of ARKO Corp., a Delaware corporation (the “Company”), in the manner set forth on the reverse side. The undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders of the Company to be held via a live webcast over the Internet on June 7, 2022, beginning at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS INSTRUCTED.

Continued and to be signed on reverse side

Your Vote Counts!
ARKO CORP. 2022 Annual Meeting Vote by June 6, 2022 11:59 PM ET

ARKO CORP. 8565 MAGELLAN PARKWAY, SUITE 400 RICHMOND, VA 23227-1150

D81016-P72460

You invested in ARKO CORP. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 7, 2022.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

* Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	To elect Sherman K. Edmiston III, Starlette B. Johnson and Morris Willner as directors until the Annual Meeting of Stockholders in 2025, or until their respective successors are duly elected and qualified.

Nominees:

	01) Sherman K. Edmiston III 02) Starlette B. Johnson 03) Morris Willner	For

2.	Approval of a non-binding advisory resolution regarding the compensation of our named executive officers.	For

3.	Approval of the amendment to our Amended and Restated Certificate of Incorporation to eliminate the classification of our Board of Directors.	For

4.	To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2022 fiscal year.	For

NOTE: In the proxies’ discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery.”

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